1994 REVOLVING LOAN AGREEMENT

                   Dated as of April 15, 1994

                              among

                   BOISE CASCADE CORPORATION,

                 BANK OF AMERICA NATIONAL TRUST
                    AND SAVINGS ASSOCIATION,
                as Domestic Administrative Agent,

                 NATIONAL WESTMINSTER BANK PLC,
                 as Foreign Administrative Agent

                               and

           THE FINANCIAL INSTITUTIONS PARTIES THERETO

                    BOISE CASCADE CORPORATION
                  1994 REVOLVING LOAN AGREEMENT
                        TABLE OF CONTENTS

                                                             Page

SECTION 1.DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .1
     1.1  Certain Defined Terms. . . . . . . . . . . . . . . . .1

SECTION 2.REPRESENTATIONS. . . . . . . . . . . . . . . . . . . 10
     2.1  Representations as of Date of Agreement. . . . . . . 10
          2.1.1 Subsidiaries . . . . . . . . . . . . . . . . . 10
          2.1.2 Annual Reports and Financial Information . . . 11
          2.1.3 Changes in Condition; Full Disclosure. . . . . 11
          2.1.4 Title to Properties and Stock of
                Subsidiaries . . . . . . . . . . . . . . . . . 11
          2.1.5 Litigation . . . . . . . . . . . . . . . . . . 11
          2.1.6 Tax Returns. . . . . . . . . . . . . . . . . . 11
          2.1.7 Credit Ratings . . . . . . . . . . . . . . . . 12
          2.1.8 ERISA Compliance . . . . . . . . . . . . . . . 12
          2.1.9 No Defaults. . . . . . . . . . . . . . . . . . 12
          2.1.10    Environmental Matters. . . . . . . . . . . 12
     2.2  Representations for Closing and Incremental
          Borrowing. . . . . . . . . . . . . . . . . . . . . . 13
          2.2.1 Organization and Good Standing of Company
                and Material Subsidiaries. . . . . . . . . . . 13
          2.2.2 Regulation U . . . . . . . . . . . . . . . . . 13
          2.2.3 Authorization; Enforceability. . . . . . . . . 13
          2.2.4 Governmental Consent . . . . . . . . . . . . . 13
          2.2.5 Public Utility Holding Company Act and
                Investment Company Act . . . . . . . . . . . . 13

SECTION 3.TERMS OF CREDIT. . . . . . . . . . . . . . . . . . . 13
     3.1  Commitment to Lend . . . . . . . . . . . . . . . . . 13
     3.2  Reduction of Commitments . . . . . . . . . . . . . . 14
          3.2.1 Mandatory Reductions . . . . . . . . . . . . . 14
          3.2.2 Optional Reductions. . . . . . . . . . . . . . 14
     3.3  Commitment Fees. . . . . . . . . . . . . . . . . . . 14
     3.4  Method of Borrowing. . . . . . . . . . . . . . . . . 14
          3.4.1 Incremental Borrowings . . . . . . . . . . . . 14
          3.4.2 Other Borrowings . . . . . . . . . . . . . . . 15
          3.4.3 Repayments; Deemed Election. . . . . . . . . . 15
          3.4.4 Notice Irrevocable; Effect of Notice . . . . . 15
          3.4.5 Notice to Banks. . . . . . . . . . . . . . . . 16
     3.5  Repayment and Prepayment . . . . . . . . . . . . . . 16
          3.5.1 Repayment. . . . . . . . . . . . . . . . . . . 16
          3.5.2 Prepayment . . . . . . . . . . . . . . . . . . 16
     3.6        Calculation and Payment of Interest. . . . . . 16
     3.7  Payments . . . . . . . . . . . . . . . . . . . . . . 17
     3.8  Pro Rata Treatment; Sharing. . . . . . . . . . . . . 18
          3.8.1 Pro Rata Treatment . . . . . . . . . . . . . . 18
          3.8.2 Sharing. . . . . . . . . . . . . . . . . . . . 18
     3.9  Loan Accounts and Notes. . . . . . . . . . . . . . . 18
     3.10 Illegality and Change in Law . . . . . . . . . . . . 18
          3.10.1    Illegality . . . . . . . . . . . . . . . . 18
          3.10.2    Change in Law. . . . . . . . . . . . . . . 18
          3.10.3    Increased Risk-Based Capital Cost. . . . . 19
     3.11 U.S. Tax Treaty Certificate. . . . . . . . . . . . . 20
     3.12 Compensation for Special Reserve Requirements and
          Taxes. . . . . . . . . . . . . . . . . . . . . . . . 20
     3.13 Unavailability of Rates. . . . . . . . . . . . . . . 21
     3.14 Interest Limitation. . . . . . . . . . . . . . . . . 21
     3.15 Assignments; Delegation of Lending Commitments;
          Participations . . . . . . . . . . . . . . . . . . . 21
     3.16 Special Mandatory Prepayment . . . . . . . . . . . . 22
          3.16.1    Change in the Board. . . . . . . . . . . . 22
          3.16.2    Change in Shareholders . . . . . . . . . . 22
     3.17 Lending Offices. . . . . . . . . . . . . . . . . . . 22
     3.18 Survival . . . . . . . . . . . . . . . . . . . . . . 22

SECTION 4.CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . 22
     4.1  Initial Loans. . . . . . . . . . . . . . . . . . . . 22
          4.1.1 Notes. . . . . . . . . . . . . . . . . . . . . 22
          4.1.2 Signatures . . . . . . . . . . . . . . . . . . 23
          4.1.3 Opinion of Company's General Counsel . . . . . 23
          4.1.4 Proof of Corporate Action. . . . . . . . . . . 23
          4.1.5 Officer's Certificate. . . . . . . . . . . . . 23
          4.1.6 Opinion of Special Counsel to the
                Administrative Agents. . . . . . . . . . . . . 23
          4.1.7 Notice of Borrowing. . . . . . . . . . . . . . 23
          4.1.8 Prior Revolving Loan Agreement . . . . . . . . 23
          4.1.9 Boise Cascade Canada Ltd. Revolving Credit
                Agreement. . . . . . . . . . . . . . . . . . . 23
          4.1.10    Credit Agreement . . . . . . . . . . . . . 23
     4.2        Incremental Borrowings . . . . . . . . . . . . 23
          4.2.1 Absence of Default . . . . . . . . . . . . . . 23
          4.2.2 Notice . . . . . . . . . . . . . . . . . . . . 23
     4.3  Other Borrowings . . . . . . . . . . . . . . . . . . 23

SECTION 5.AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . 24
     5.1  Information and Reports to be Furnished by the
          Company. . . . . . . . . . . . . . . . . . . . . . . 24
          5.1.1 Quarterly Reports. . . . . . . . . . . . . . . 24
          5.1.2 Annual Statements. . . . . . . . . . . . . . . 24
          5.1.3 Compliance Certificate and Computations. . . . 24
          5.1.4 Credit Rating. . . . . . . . . . . . . . . . . 24
          5.1.5 Reports to Stockholders. . . . . . . . . . . . 24
          5.1.6 Miscellaneous Information; Inspection. . . . . 25
          5.1.7 Notice of Event of Default . . . . . . . . . . 25
          5.1.8 ERISA. . . . . . . . . . . . . . . . . . . . . 25
          5.1.9 Litigation . . . . . . . . . . . . . . . . . . 25
     5.2  Accounts . . . . . . . . . . . . . . . . . . . . . . 25
     5.3  Prompt Payment of Indebtedness . . . . . . . . . . . 25
     5.4  Conduct of Business and Corporate Existence. . . . . 26
     5.5  Maintenance of Property and Leases . . . . . . . . . 26
     5.6  Insurance. . . . . . . . . . . . . . . . . . . . . . 26
     5.7  Use of Proceeds. . . . . . . . . . . . . . . . . . . 27

SECTION 6.FINANCIAL COVENANTS. . . . . . . . . . . . . . . . . 27
     6.1  Senior Funded Debt . . . . . . . . . . . . . . . . . 27
          6.1.1 Maximum Leverage Ratio . . . . . . . . . . . . 27
          6.1.2 Interest Coverage Ratio. . . . . . . . . . . . 27
     6.2  Restrictions on Secured Debt . . . . . . . . . . . . 27
     6.3  Minimum Tangible Net Worth . . . . . . . . . . . . . 28
     6.4  Consolidation, Merger, and Sale of All Assets. . . . 28

SECTION 7.DEFAULT
     7.1  Events of Default. . . . . . . . . . . . . . . . . . 29
     7.2  Acceleration of Loans. . . . . . . . . . . . . . . . 30

SECTION 8.THE ADMINISTRATIVE AGENTS. . . . . . . . . . . . . . 30
     8.1  Appointment and Authorization. . . . . . . . . . . . 30
     8.2  Delegation of Duties.    . . . . . . . . . . . . . . 31
     8.3  Liability of Administrative Agents . . . . . . . . . 31
     8.4  Reliance by Administrative Agents. . . . . . . . . . 31
     8.5  Notice of Default. . . . . . . . . . . . . . . . . . 31
     8.6  Credit Decision. . . . . . . . . . . . . . . . . . . 32
     8.7  Indemnification. . . . . . . . . . . . . . . . . . . 32
     8.8  Administrative Agents in Individual Capacity . . . . 33
     8.9  Successor Administrative Agents. . . . . . . . . . . 33

SECTION 9.MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . 33
     9.1  Waivers. . . . . . . . . . . . . . . . . . . . . . . 33
     9.2  Expenses . . . . . . . . . . . . . . . . . . . . . . 33
     9.3  Offsets. . . . . . . . . . . . . . . . . . . . . . . 33
     9.4  Governing Law. . . . . . . . . . . . . . . . . . . . 34
     9.5  Counterparts . . . . . . . . . . . . . . . . . . . . 34
     9.6  Notices. . . . . . . . . . . . . . . . . . . . . . . 34
     9.7  Amendments . . . . . . . . . . . . . . . . . . . . . 34
     9.8  Successors . . . . . . . . . . . . . . . . . . . . . 35
     9.9  Assignment . . . . . . . . . . . . . . . . . . . . . 35
     9.10 Dispositions . . . . . . . . . . . . . . . . . . . . 35
     9.11 Effective Date . . . . . . . . . . . . . . . . . . . 35
     9.12 Consent to Jurisdiction. . . . . . . . . . . . . . . 35
     9.13 Confidentiality. . . . . . . . . . . . . . . . . . . 35
     9.14 Interpretation . . . . . . . . . . . . . . . . . . . 36
     9.15 Entire Agreement . . . . . . . . . . . . . . . . . . 36
     9.16 Waiver of Jury Trial . . . . . . . . . . . . . . . . 37

                    BOISE CASCADE CORPORATION
                  1994 REVOLVING LOAN AGREEMENT
                   DATED AS OF APRIL 15, 1994

     REVOLVING LOAN AGREEMENT dated as of April 15, 1994, among BOISE CASCADE CORPORATION, a Delaware corporation having its principal office at One Jefferson Square, Boise, Idaho 83702 (herein called the "Company") and the undersigned banks (herein collectively called the "Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (in its capacity as the Domestic Administrative Agent) and NATIONAL WESTMINSTER BANK PLC, Los Angeles Overseas Branch (in its capacity as the Foreign Administrative Agent).

     The Company has requested the Banks to extend credit to the Company for the general corporate purposes of the Company. The Banks are prepared to extend credit as requested by the Company, on the terms hereof, and, accordingly, the parties agree as follows:

SECTION 1.  DEFINITIONS

     1.1 Certain Defined Terms. The following definitions shall apply throughout this Agreement:

          "Administrative Agents" means the Foreign
Administrative Agent and the Domestic Administrative Agent.

          "Affiliate" of a specified Person means any other
Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.

          "Agent-Related Persons" means Bank of America National Trust and Savings Association, National Westminster Bank Plc, and any successor agent arising under Section 8, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Bank" means each financial institution which is a signatory to this Agreement and its successors and assigns permitted by this Agreement and includes the Administrative
Agents in their capacity as lenders.

          "Banking Day" means a day on which banks are required to be open for business in New York, New York, and San Francisco, California, United States of America, and transfers of funds can be made within the Federal Reserve System and with respect to LIBOR Loans, a day on which dealings in United States dollar deposits between banks are carried on in London, England, New York, New York, and San Francisco, California.

          "Bankruptcy Code" means the Federal Bankruptcy Reform
Act of 1978 as amended from time to time (11 U.S.C. Section 101, et seq.).

          "Board of Directors" means the board of directors of the Company.

          "Borrowing Rate" means the interest rate applicable to any Loan determined pursuant to one of the two optional methods set forth in subparagraphs (a) and (b) below as selected by the Company pursuant to the provisions of Sections 3.4.1 and 3.4.2 :

          (a) LIBOR. If the Company elects to use LIBOR, the Borrowing Rate shall be equal to the sum of (x) LIBOR for the Interest Period plus (y) the applicable incremental rate Per Annum as determined by the Borrowing Rate and Commitment Fee Table.

          (b) Reference Rate. If the Company elects to use the Reference Rate, the Borrowing Rate shall be equal to the sum of
(x) Reference Rate plus (y) the applicable incremental rate Per Annum as determined by the Borrowing Rate and Commitment Fee Table.

          (c) The incremental rate as determined by the Borrowing Rate and Commitment Fee Table shall be established as of the beginning of each Interest Period and shall be readjusted during such Interest Period for any changes in the Company's senior unsecured long-term debt credit rating, effective as of the date of the announcement of such rating change.

          "Borrowing Rate and Commitment Fee Table" means the following table which provides the pricing level which will be used to determine the incremental rate Per Annum for the Borrowing Rate applicable to any Loan and the commitment fee.

                          PRICING CHART
              (expressed in basis points per annum)

Pricing Level       Level 1   Level 2   Level 3  Level 4  Level 5

Incremental Rate
  Per Annum
    LIBOR           55.00     67.50     87.50    112.50    175.00
    Reference Rate   0.00      0.00      0.00      0.00     50.00

Commitment Fee      25.00     27.50     32.50     35.00     40.00

Incremental rate Per Annum and commitment fee level description based on the Company's senior unsecured long-term debt rating as announced from time to time:

Level 1:   Equal to or greater than BBB from S&P and Baa2 from
           Moody's.
Level 2:   BBB- from S&P and Baa3 from Moody's.
Level 3:   BB+ from S&P and Baa3 from Moody's or BBB- from S&P
           and Ba1 from Moody's.
Level 4:   BB+ from S&P and Ba1 from Moody's.
Level 5: Equal to or less than BB from S&P or Ba2 from Moody's or no rating available from S&P or Moody's, except as provided below.

Note: In the event the ratings of the two rating agencies do not result in the same incremental rate Per Annum or commitment fee, the credit rating which results in the higher incremental rate Per Annum or commitment fee shall be applicable; provided, however, if no rating is available from S&P or Moody's due to reasons other than issues relating to the Company, the rating of the remaining agency shall be used to determine the incremental rate Per Annum and the commitment fee.

           "Broken Interest Period Amount" means in respect of
(i) any failure to borrow following notice given pursuant to Sections 3.4.1 or 3.4.2 or (ii) any repayment of a LIBOR Loan which occurs other than at the end of an Interest Period, the amount by which (a) the interest which would have been received from the Company on the amount not borrowed or the amount prepaid in respect of the portion of the Interest Period remaining after the date of the failure to borrow or prepayment exceeds (b) the interest which such Bank or Banks could hypothetically obtain by investing the amount so prepaid or not borrowed in the interbank dollar market corresponding to the LIBOR Rate in effect at the time of the failure to borrow or the prepayment for the Loan or Loans prepaid for the remaining portion of the Interest Period. The amount of hypothetical interest required for calculation of clause (b) shall be determined in good faith by the Foreign Administrative Agent in consultation with the Reference Banks, which determination shall be conclusive absent manifest error.
If the Foreign Administrative Agent determines that the calculation required by clause (b) cannot be made because there is no market for LIBOR interbank dollar deposits as required by such clause, the Foreign Administrative Agent shall make the calculation on the basis of such other interbank dollar deposit market as may be reasonably available upon which to base such calculation.

           "Canadian Entity" means Boise Cascade Canada Ltd. or the successor thereto.

           "Capital Stock" as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

           CERCLA" means the Comprehensive Environmental
Response, Compensation, and Liability Act of 1980 (42 U.S.C.
Sections 9601 et seq.).

           "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder as from time to time in effect.

           "Commitment" means in respect of any Bank the aggregate amount of money which such Bank is obligated to lend to the Company pursuant to this Agreement at the time of determination of such Bank's Commitment including Loans then outstanding and assuming that all conditions precedent to such Bank's obligation to lend money have been satisfied. The initial Commitment of each Bank hereunder shall be the amount set forth opposite such Bank's signature block at the end of this Agreement. The Commitment is subject to optional and mandatory reduction in accordance with Section 3.2.

           "Company" shall include and mean not only Boise
Cascade Corporation but also its successive successors and assigns. Nothing in the foregoing shall authorize any transaction by the Company which is prohibited by Sections 6.4 or 9.9.

           "Consolidated" when used with reference to any term defined herein, means that term as applied to the accounts of the Company and its Restricted Subsidiaries unless the language of any specific provision in which this definition is used shall indicate a specific intent that the consolidation called for shall be of the Company and its Subsidiaries. Each such consolidation shall be prepared in accordance with Generally Accepted Accounting Principles.

           "Domestic Administrative Agent" means Bank of America
National Trust and Savings Association, in its capacity as the Domestic Administrative Agent, and any successor thereto in such capacity.

           "Domestic Banks" (singly a "Domestic Bank") means the following Banks:

     Bank of America National Trust and Savings Association
     Chemical Bank
     First Bank National Association
     First Interstate Bank of Oregon, N.A.
     First Security Bank of Idaho N.A.
     Mellon Bank, N.A.
     Morgan Guaranty Trust Company of New York
     NationsBank
     The Chase Manhattan Bank (National Association)
     The Northern Trust Company
     Wachovia Bank of Georgia, N.A.
     West One Bank

          "Domestic Lending Office" means, with respect to each Bank, the office of such Bank or its Affiliate specified as its "Domestic Lending Office" below its name on the signature pages hereof or such other office of such Bank or its Affiliate as such Bank may from time to time specify to the Administrative Agents and the Company as the office of such Bank or its Affiliate at which Reference Rate Loans made by such Bank are to be maintained.

          "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "Environmental Laws" means all federal, state, and local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, and the rules and regulations promulgated thereunder as from time to time in effect.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and
Sections 414(m) and (o) for purposes of provisions relating to
Section 412 of the Code).

          "ERISA Event" means any of the following which could reasonably be expected to result in a Material Adverse Effect on the Company (a) a Reportable Event with respect to a Pension Plan or a Multiemployer Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a multiemployer is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) a failure by the Company or any member of the controlled group to make required contributions to a Pension Plan, Multiemployer Plan or other Plan subject to Section 412 of the Code; (f) an event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
Section 4007 of ERISA, upon the Company or any ERISA Affiliate;
(h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan.

          "1989 ESOP" means the amendments to the Company's Savings and Supplemental Retirement Plan adopted pursuant to a resolution of its Board of Directors dated May 2, 1989, and the transactions related thereto, including refinancing by the Trustee of such plan of any debt incurred in connection therewith.

          "Event of Default" has the meaning given it in Section
7.1.

          "Exclusion Date" means the date upon which the Company makes an irrevocable election to exclude the Canadian Entity from the definition of Subsidiary for the purposes of this Agreement (other than for Sections 5.1.1 and 5.1.2 hereof, under which the Canadian Entity will be treated as a Subsidiary, if it otherwise meets the definition of Subsidiary), following the sale of at least 25% of its ownership interest in the Canadian Entity to nonaffiliated third parties.

          "Eurodollar Lending Office" means, with respect to each Bank, the office of such Bank or its Affiliate specified as its "Eurodollar Lending Office" below its name on the signature pages hereof or such other office of such Bank or its Affiliate as such Bank may from time to time specify to the Administrative Agents and the Company as the office of such Bank or its Affiliate at which LIBOR Rate Loans made by such Bank are to be maintained.

          "Federal Funds Rate" means, for any day, (a) the rate set forth in the weekly statistical release designated as H.15
(519), or any successor publication published by the Federal Reserve Bank of New York (including any such successor, "H.15
(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, (b) if such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Domestic Administrative Agent in consultation with the Foreign Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Domestic Administrative Agent, subject to subsequent adjustment to the rate as determined in (a) above when such rate is available.

          "Fiscal Year" and "Fiscal Quarter" means the fiscal year and fiscal quarter, respectively, used at the time by the Company for reporting income for purposes of federal taxes based thereon.

          "Foreign Administrative Agent" means National
Westminster Bank PLC, Los Angeles, Overseas Branch, in its capacity as Foreign Administrative Agent, and any successor thereto in such capacity.

          "Foreign Banks" (singly a "Foreign Bank") means:

          National Westminster Bank Plc
          ABN-AMRO Bank N.V.
          Bank of Montreal
          Barclays Bank Plc
          CIBC Inc.
          Credit Lyonnais
          Credit Suisse
          Industrial Bank of Japan
          Long-Term Credit Bank of Japan
          Swiss Bank Corporation
          The Royal Bank of Canada
          The Toronto-Dominion Bank
          Union Bank of Switzerland

          "Funds Provided by Operations" means Consolidated Net Income adjusted for items not affecting net current assets, such as depreciation and amortization, deferred income taxes, equity in the earnings or losses of joint ventures and other items of a similar nature and character determined in accordance with Generally Accepted Accounting Principles as set forth in the Company's statement of cash flows.

          "Generally Accepted Accounting Principles" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Indebtedness" as applied to any Person means (a) all indebtedness of such Person for money borrowed, the deferred purchase price of property, noncontingent obligations in respect of letters of credit, banker's acceptances, or similar instruments and leases required to be capitalized pursuant to Generally Accepted Accounting Principles; and (b) all direct or indirect, contingent or absolute guarantees by such Person of the liabilities of others for money borrowed. The term "Indebtedness" does not include unfunded pension or other post-retirement liabilities, nor shall it include any amount recorded on the financial statements of the Company in respect of the 1989 ESOP. In situations where the Company or a Restricted Subsidiary guarantees the liability of a Restricted Subsidiary for money borrowed, the calculation of Indebtedness shall be on a Consolidated basis.

          "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, receivership, or relief of debtors, or (b) with respect to the Company, liquidation, dissolution, or winding up, or (c) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. federal, state, or foreign law, including the Bankruptcy Code.

          "Insurance Company" has the meaning ascribed to it in
Section 5.6.

          "Interest Period" means:

          (a) LIBOR. With respect to calculation of interest on Loans subject to LIBOR, a period of either one week or one, two, three, or six months in duration specified by the Company pursuant to Section 3.4.1 or 3.4.2; provided, however, if any LIBOR Interest Period determined pursuant to the preceding sentence ends on a day which is not a Banking Day, then such LIBOR Interest Period shall end on the next Banking Day unless the next succeeding Banking Day is in the next calendar month, in which event such Interest Period shall end on the last Banking Day of the calendar month of the day on which it would have otherwise ended. Provided however, if an Event of Default exists, the Company may not elect a LIBOR interest period which exceeds one month.

          (b) Reference Rate. With respect to calculation of interest on Loans subject to the Reference Rate, a period beginning on the date on which the Loan is made and running to the last day of the calendar quarter in which the Loan was made; provided that, the Company may at its option terminate the Interest Period of any Reference Rate Loan on any date prior to its normal expiration by giving notice of a reborrowing of funds owed pursuant to such Loan in accordance with Section 3.4.2 or a notice of prepayment in accordance with Section 3.5.2.

          (c) Duration Provisions. No Interest Period may be selected by the Company which extends beyond the Termination
Date.

          "IRS" means the Internal Revenue Service or any entity succeeding to any of its principal functions under the Code.

          "LIBOR" means for any Interest Period an interest rate Per Annum which is equal to the arithmetic average (rounded up to the nearest 1/16 of a percentage point) of the rates of interest notified to the Foreign Administrative Agent by each of the Reference Banks as the rate at which United States dollars would be offered by such Reference Bank to prime banks in the London interbank market at approximately 11 a.m. London time, two Banking Days prior to the first day of the applicable Interest Period for the specified Interest Period and in an amount equal to the amount of the Loan requested from the Reference Bank. If any one Reference Bank fails to quote such a rate, the calculation of LIBOR shall be made on the basis of the rates quoted by the remaining two Reference Banks. If any two of the Reference Banks shall be unable or otherwise fail to notify a rate or shall notify the Foreign Administrative Agent that funds in an amount equal to the Reference Bank's share of the Loan requested are not generally available in the LIBOR market, the Borrowing Rate shall be determined on the basis of the Reference Rate without prejudice to the right of the Company to reborrow on the basis of LIBOR once available.

          When the Company gives notice of a borrowing specifying LIBOR as the method of determination of the interest rate, the Foreign Administrative Agent shall promptly obtain the quotations from the Reference Banks provided for above, calculate LIBOR and the Borrowing Rate for the requested Loan and notify the Company and the Domestic Administrative Agent of the Borrowing Rate applicable to such Loan. Borrowing Rate calculations for LIBOR Loans shall be made by the Foreign Administrative Agent in consultation with the Company.

          "LIBOR Loans" means the Loans included in a borrowing requested by the Company when the borrowing request specifies that the Borrowing Rate shall be based on LIBOR. Each such Loan is referred to as a "LIBOR Loan".

          "Loan" means, in respect of any Bank, each separate advance of funds made by such Bank to the Company pursuant to a request for a borrowing by the Company made pursuant to Section
3.4.1 or 3.4.2.  Each reborrowing made by the Company pursuant to
Section 3.4.2 or 3.4.3 shall constitute a separate Loan.

          "Majority Banks" means at any time and for any specific purpose the Bank or Banks holding at least 66 2/3% in aggregate unpaid principal amounts of the Loans, or, if no Loans are at the time outstanding, the Bank or Banks having at least 66 2/3% of the aggregate Commitments.

          "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U, or X of the Federal Reserve Board.

          "Material Adverse Effect" means (i) a material adverse change in or a material adverse effect upon the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (ii) a material impairment of the ability of the Company to perform under this Agreement and to avoid any Event of Default; or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of this Agreement.

          "Material Subsidiary" means, at any time, any Subsidiary where the Company's investment in the Subsidiary, as of the last day of the preceding fiscal quarter, shall exceed 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries, in each case, based upon the Company's most recent annual or quarterly financial statements delivered under Section 5.1.

          "Moody's" means Moody's Investors Service.

          "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net Income" for any period means the net income (or loss) of the Person or Persons referred to before extraordinary items, determined in accordance with Generally Accepted
Accounting Principles but excluding any income (or loss) attributable to the Canadian Entity after the Exclusion Date.

          "Net Tangible Assets" means with respect to any Person the aggregate amount of assets (less applicable reserves and other properly deductible items) of such Person after deducting therefrom (i) liabilities other than (x) deferred income taxes,
(y) Indebtedness, and (z) liabilities in respect of the 1989 ESOP; (ii) goodwill, trade names, trademarks, patents and organization expenses; and (iii) Restricted Investments, all as recorded in the books and records of such Person kept in accordance with Generally Accepted Accounting Principles. For purposes of this definition, the term "liability" shall not include amounts recorded on the Company's balance sheet under the headings "Shareholders' Equity" and "Mandatory Redeemable Preferred Stock."

          "Notes" means the promissory notes of the Company delivered to the Banks pursuant to Section 3.9, if any such promissory notes are requested.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years, but excluding any Multiemployer Plan.

          "Per Annum" as to LIBOR, Reference Rate Loans based on the Federal Funds Rate, and the commitment fee means a calculation based on a year having 360 days, for the actual days elapsed and, as to the Reference Rate (except where based on the Federal Funds Rate), a calculation based on a year having 365 days or 366 days, as the case may be, for the actual days elapsed.

          "Person" means a corporation, association, joint venture, partnership, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any ERISA Affiliate sponsors or maintains or to which the Company or any ERISA
Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan or Multiemployer Plan.

          "Principal Financial Officer" means the Chairman of the Board, any vice president in charge of financial affairs, the Treasurer or the Controller of the Company. The term "Officers' Certificate" shall mean a certificate signed by a Principal Financial Officer.

          "Principal Property" means (a) any mill, converting plant, manufacturing plant or other facility owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the present 50 states of the United States of America or Canada and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 5% of Consolidated Net Tangible Assets, and (b) Timberlands, in each case other than (i) any property which is designated in a resolution of the Board of Directors as not being of material importance to the total business conducted by the Company as an entirety or (ii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property or (iii) any minerals or mineral rights.

          "Reference Banks" means the Administrative Agents and
Union Bank of Switzerland.

          "Reference Rate" for any day means the greater of (a) the daily Federal Funds Rate for such day plus .50% Per Annum or
(b) the arithmetic average (rounded if necessary to the nearest 1/100 of a percentage point) of the interest rate publicly announced by each Administrative Agent to be its "reference rate" or "prime rate," as the case may be, for such day.

          Any change in the rates quoted by either of the Administrative Agents as their "prime rate" or their "reference rate" shall take effect on the day specified in the public announcement of such change.

          "Reference Rate Loans" means the Loans included in a borrowing requested by the Company when the borrowing request specifies that the Borrowing Rate shall be based on the Reference Rate. Each such Loan is referred to as a "Reference Rate Loan."

          "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirements under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law
(statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Restricted Investments" means investments in
Unrestricted Subsidiaries and Securities other than:

          (a)  Investments in Restricted Subsidiaries;

          (b)  Investments in prime grade marketable Securities;

          (c) Current assets arising from the sale of goods and services in the ordinary course of business; and

          (d) Investments in Persons which within 18 months of the first investment become Restricted Subsidiaries.

          "Restricted Subsidiary" means a Subsidiary of the Company substantially all the property of which is located, or substantially all the business of which is carried on, within the present 50 states of the United States of America or Canada; provided, however, there shall be excluded (i) Subsidiaries substantially all of whose assets consist of loans to the Company and its Subsidiaries from funds obtained by borrowings, guaranteed by the Company, and (ii) any Subsidiary declared by the Board of Directors to be an Unrestricted Subsidiary, provided, however, at the time of declaration there can be no Event of Default and the Company must be able to incur $1 of additional Senior Funded Debt under the terms of this Agreement. Any Subsidiary declared an Unrestricted Subsidiary may later be declared a Restricted Subsidiary by a Principal Financial Officer, provided that there is no Event of Default and the Company is able to incur $1 of additional Senior Funded Debt under the terms of this Agreement.

          "S&P" means Standard & Poor's Corporation.

          "Securities" means any stock, shares or other form of equity ownership interest in any Person, any bonds, debentures, notes or other indebtedness for money borrowed issued by any Person and any guarantee of any of the foregoing or any warrant, option or other right to subscribe for or purchase any of the foregoing. Any of the foregoing rights and interests shall be treated as a Security for purposes of this Agreement whether or not they are evidenced by a certificate or other written instrument or agreement.

          "Senior Funded Debt" means Indebtedness that is not subordinated in right of payment to the Loans and is classified, in accordance with Generally Accepted Accounting Principles, as long-term debt (and the current portion thereof) as of the date of determination. Senior Funded Debt shall also include all direct or indirect, contingent, or absolute guarantees by the Company or a Restricted Subsidiary other than guarantees with respect of the 1989 ESOP.

          "Special Counsel to the Administrative Agents" means
Pillsbury Madison & Sutro.

          "Subsidiary" or "Subsidiaries" means any Person of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least a majority of the outstanding stock or shares of beneficial interest having by the terms thereof ordinary voting power to elect a majority of the directors (or other persons performing similar functions) of such Person, irrespective of whether or not at the time shares of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency. Cuban Electric Company, a Florida corporation; Far East Power Company, a Delaware corporation; Shanghai Power Company, a Delaware corporation; and Western District Power Company of Shanghai, Federal Inc., USA, a China Trade Act corporation, or any trust created to liquidate any of such corporations, shall not be deemed to be "Subsidiaries" so long as neither the Company nor any other Subsidiary shall have outstanding any investment in said corporations (other than investments existing on December 31, 1972) or any guaranty of the Indebtedness of any such corporation.

          "Tangible Net Worth" means in respect of any Person the gross book value of the assets of such Person (exclusive of goodwill, patents, trademarks, and trade names and organization expenses) less (a) reserves applicable thereto and (b) all liabilities (including accrued and deferred income taxes and subordinated indebtedness, but excluding all liabilities recorded in respect of the 1989 ESOP), all as recorded in the books and records of such Person kept in accordance with Generally Accepted Accounting Principles. For purposes of this definition, the term liabilities does not include amounts recorded on the Company's balance sheet under the headings "Shareholders' Equity" and "Mandatory Redeemable Preferred Stock." After the Exclusion Date, Tangible Net Worth shall exclude any investment in the Canadian Entity. After the Exclusion Date, if Generally Accepted Accounting Principles require the Canadian Entity's financial results to be Consolidated, the assets and liabilities of the Canadian Entity shall be excluded when calculating Tangible Net Worth.

          "Termination Date" means June 30, 1997, or any earlier date established under Section 3.2.2, 3.16 or 7.2 if the Commitments of all Banks are terminated in full.

          "Timberlands" means any real property of the Company or any Restricted Subsidiary of the Company located within the present 50 states of the United States of America or Canada, which directly provides a material portion of the fiber required to operate any mill, converting plant, manufacturing plant or other facility included in subsection (a) of the definition of Principal Property and which contains standing timber which is (or upon completion of a growth cycle then in process is expected to become) of a commercial quantity and of merchantable quality, excluding, however, any such real property which at the time of determination is held primarily for development or sale, and not primarily for the production of forest products.

          "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "Unrestricted Subsidiary" means any Subsidiary in whom the Company or any Subsidiary has an investment other than a Restricted Subsidiary. As of April 15, 1994, the Company had no
Unrestricted Subsidiaries.

SECTION 2.  REPRESENTATIONS

     2.1 Representations as of Date of Agreement. The Company represents and warrants that as of the date hereof:

          2.1.1 Subsidiaries. The Company has heretofore furnished to the Administrative Agents a correct list of all Subsidiaries as of December 31, 1993 (excepting those whose total assets are less than $10,000,000 individually and $25,000,000 collectively), and except as set forth on such list, and except for directors' qualifying shares, the Company and/or another Subsidiary or Subsidiaries owns, with unrestricted right to vote, all of the issued and outstanding shares of voting stock of each such Subsidiary, and all such shares of stock of any such Subsidiary have been duly authorized and issued and are fully paid and nonassessable.

          2.1.2 Annual Reports and Financial Information. There have been furnished to each Bank copies of the Consolidated balance sheets of the Company and its Subsidiaries (when and as acquired) at December 31 in the years 1990 through 1993, inclusive, and the related statements of Consolidated income, cash flow, and additional paid-in capital and retained earnings or shareholders' equity for said years, all certified by Arthur Andersen & Co. Such financial statements (including any related schedules or notes) are true and correct in all material respects and have been prepared in accordance with Generally Accepted Accounting Principles followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as of the dates thereof, and the statements of income, or cash flow and additional paid-in capital and retained earnings or shareholders' equity fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated. There have also been furnished to each Bank copies of the annual reports of the Company on Form 10-K as filed with the Securities and Exchange Commission for the years 1990 through 1993. Such annual reports contain all information required to be contained therein as of the respective dates thereof and do not contain any statement which at the time and in light of the circumstances under which it was made was false or misleading with respect to any material fact.

          2.1.3     Changes in Condition; Full Disclosure.
(a) Since December 31, 1993, there has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company, or of the Company and its Subsidiaries on a combined basis except as otherwise disclosed to the Banks in writing prior to the date of this Agreement; and (b) the financial statements referred to in Section 2.1.2 do not, nor does this Agreement or any written statement furnished by the Company to each Bank in connection with the making of the Loans, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading; provided, however, it is understood that the Company is in no way representing or warranting the accuracy of any forecast or financial projection contained in any of the foregoing.

          2.1.4     Title to Properties and Stock of
Subsidiaries. The Company and its Subsidiaries, respectively, have good and merchantable title in fee to such of the fixed assets as are real property, and good and merchantable title to the other assets, reflected in the Consolidated balance sheet at December 31, 1993, referred to in Section 2.1.2, or acquired since said date (except for certain properties disposed of since said date in the ordinary course of business), subject to no mortgage, pledge, charge, lien, security interest or other encumbrance except as such are permitted by this Agreement. The Company or a Subsidiary, as the case may be, has good title to the outstanding shares of Capital Stock of its Subsidiaries, subject to no lien, pledge or other encumbrance, except as permitted by this Agreement, and all such shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they are operating and all said leases are valid and subsisting and in full force and effect.

          2.1.5 Litigation. There is no action, proceeding or investigation before any court or any governmental agency pending or, to the Company's knowledge, threatened which may result in any judgment, order, decree, or liability having a Material Adverse Effect upon the business or condition, financial or other, of the Company, or of the Company and its Subsidiaries on a combined basis, and no judgment, decree or order has been issued against the Company or any Subsidiary which has or will have such an effect. Certain litigation is disclosed in the SEC form 10-K filings referred to in Section 2.1.2.

          2.1.6     Tax Returns.  The Company and its
Subsidiaries have filed all federal, state, local and other tax returns required by law to be filed by them, and all taxes shown to be due have been paid. The federal income tax liabilities of the Company for the year ended December 31, 1989, and for all prior years, have been determined or accepted by the Internal Revenue Service. No objection to any return or claim for additional taxes is being asserted which, if sustained or allowed, would have a Material Adverse Effect upon the Consolidated net worth of the Company and its Subsidiaries as shown in the December 31, 1993, balance sheet referred to in
Section 2.1.2. The Company believes all filed returns were prepared in accordance with applicable statutes and generally accepted principles applicable to taxation, and it believes that reserves for taxes in said balance sheet are sufficient for the payment of accrued and unpaid taxes of the Company and its Subsidiaries, or that if not sufficient, such insufficiency is not such as would have a Material Adverse Effect upon their Consolidated net worth as shown on said December 31, 1993, balance sheet.

          2.1.7 Credit Ratings. The Company's senior unsecured long-term debt ratings are BB+ and Baa3 from S&P and Moody's, respectively. The Company is not aware of any adverse pending action by either S&P or Moody's with respect to the Company's current ratings that has not been disclosed to the Banks in writing.

          2.1.8     ERISA Compliance.

               (a) Except as specifically disclosed in writing to the Banks, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification;

               (b)  There are no pending or, to the best
knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect;

               (c) No ERISA Event (excluding any issuance of a notice of intent to terminate with respect to a "standard termination" as described in Section 4041(b) of ERISA) has occurred within the preceding five plan years which has generated a liability that remains undischarged as of the date hereof;

               (d) Except as specifically disclosed in writing to the Banks, no Pension Plan has any Unfunded Pension Liability and no Multiemployer Plan has any withdrawal liability under Title IV of ERISA, determined as though the withdrawal of the Company and all ERISA Affiliates occurred as of the date hereof; and

               (e) No unexempted "prohibited transaction" within the meaning of Section 406 of ERISA exists which could expose the Company or its ERISA Affiliates to a material liability.

          2.1.9 No Defaults. No event has occurred and is continuing which is, or with the lapse of time or notice or both would be, an Event of Default.

          2.1.10 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in writing to the Banks, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     2.2  Representations for Closing and Incremental Borrowing.
The Company represents and warrants that as of the date hereof and as of the date of any Loan made pursuant to a notice of borrowing delivered under Section 3.4.1:

          2.2.1 Organization and Good Standing of Company and Material Subsidiaries. The Company and its Material Subsidiaries are duly organized and validly existing corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified and in good standing as foreign corporations in all jurisdictions in which the nature of their respective businesses or properties makes such qualification necessary, except where such failure would not have a Material Adverse Effect on the Company. The Company and its Material Subsidiaries have the corporate power to own their respective properties and assets, and to carry on their respective businesses, all as, and in the places where, such properties and assets are now owned or operated or such businesses are now conducted, except where such failure would not have a Material Adverse Effect on the Company.

          2.2.2 Regulation U. The Company is not engaged, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or in the business of extending credit for the purpose of purchasing or carrying Margin Stock and its assets do not include any material amount of Margin Stock.

          2.2.3 Authorization; Enforceability. The execution, delivery, and performance of this Agreement and the Notes and any instrument or agreement required hereunder are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, and are not in conflict with the terms of any charter, bylaw, or other organization papers of the Company. The execution, delivery, and performance of this Agreement and the Notes and any instrument or agreement required hereunder are not in conflict with any instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of the Company's or any Subsidiary's properties are bound or affected. This Agreement is a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with it terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding, and enforceable, subject only to the operation of the Bankruptcy Code and other similar statutes for the benefit of debtors generally and the application of general equitable principles.

          2.2.4 Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the execution or delivery of this Agreement and the Notes is such as to require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body (other than routine filings after the date hereof with the Securities and Exchange Commission and/or State Blue Sky authorities) in connection with the execution and delivery of this Agreement, the execution or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

          2.2.5 Public Utility Holding Company Act and Investment Company Act. The Company is exempt from the Public Utility Holding Company Act of 1935. The Company is not, and immediately after the application by the Company of the proceeds of each borrowing hereunder will not be, an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.  TERMS OF CREDIT

     3.1 Commitment to Lend. Each of the Banks severally agrees on the terms and subject to the conditions herein set forth that from the date hereof to the Termination Date, it will loan money to the Company in an amount up to the amount of the Bank's Commitment for the term and on the other terms and conditions provided for herein. The aggregate of all Commitments shall not exceed $650 million. Each borrowing made by the Company pursuant to this Agreement which bears interest based upon Reference Rate or LIBOR shall be in an aggregate amount of $10.0 million (except the amount shall be at least $50.0 million in the case of one week LIBOR Loans) or an integral multiple of $2.5 million in excess thereof and shall be made from the several Banks ratably in proportion to their respective Commitments.

          Within the foregoing limits, and subject to the terms and conditions hereof, the Company may borrow and repay and reborrow money from each Bank and each Bank shall lend money to and accept repayment from the Company in amounts up to but not in excess of such Bank's Commitment at any time prior to the Termination Date.

     3.2  Reduction of Commitments.

          3.2.1 Mandatory Reductions. On the Termination Date, the Commitment of each Bank shall be reduced to zero.

          3.2.2 Optional Reductions. The Company may at any time, by giving ten Banking Days' written notice to the Banks, reduce the aggregate Commitments in any integral multiple of $10.0 million which the Company elects so long as the aggregate Commitments remain at least equal to the aggregate principal amount of the Loans outstanding hereunder. Any such notice shall be irrevocable. Any reduction in Commitments shall be apportioned among the Banks in proportion to their respective Commitments as set forth on the signature page hereof.

     3.3 Commitment Fees. During the period commencing on April 20, 1994, and ending on the Termination Date, the Company shall pay to each Administrative Agent, for the account of the respective Banks, on the last day of each calendar quarter a commitment fee in an amount equal to the product of (x) the daily average unused amount of each Bank's Commitment from the due date of the last commitment fee payment (or from April 20, 1994, in the case of the first such payment) through the next to the last day of such quarter (both dates inclusive) and (y) the commitment fee Per Annum determined by the Borrowing Rate and Commitment Fee Table (adjusted during any such period for any changes in the Company's credit rating, effective as of the date of the announcement of such rating change).

     3.4  Method of Borrowing.

          3.4.1 Incremental Borrowings. If the Company borrows money under this Agreement and such borrowing causes the aggregate amount of the Loans outstanding under this Agreement to increase, the Company shall give the Administrative Agents written notice of the borrowing specifying the following information:

               3.4.1.1  The interest rate determination method
selected (LIBOR or Reference Rate).

               3.4.1.2  The Interest Period selected.  No
Interest Period may be specified if the Reference Rate is selected as the interest rate determination method.

               3.4.1.3 The date of the borrowing, which shall be a Banking Day.

               3.4.1.4  The aggregate amount of the borrowing.

               3.4.1.5 An identification of the Company's bank account in the United States to which the Company wishes to have the incremental funds to be advanced pursuant to the borrowing transferred, including the name and address of the bank and the account number.

               The foregoing notice of borrowing shall be given by 9 a.m. San Francisco, California, time on the Banking Day next preceding the date of the borrowing if the method of interest rate determination selected is the Reference Rate and not less than three Banking Days prior to the date of the borrowing if the method of interest rate determination selected is LIBOR. Any notice of borrowing shall be given to the Administrative Agents.

          3.4.2 Other Borrowings. If the Company elects at the end of any Interest Period to reborrow an amount equal to or less than the principal amount then outstanding under the Loans subject to the Interest Period then expiring, it shall give the Administrative Agents written notice of such reborrowing specifying the following information:

               3.4.2.1  The interest rate determination method
selected (LIBOR or Reference Rate).

               3.4.2.2  The Interest Period selected.  No
Interest Period may be specified if the Reference Rate is selected as the interest rate determination method.

               3.4.2.3  The aggregate dollar amount to be
reborrowed and the aggregate dollar amount of the reduction in the Loans subject to the Interest Period then expiring, if any.

               3.4.2.4 The date of the reborrowing, which shall be the Banking Day on which the Loan to be repaid matures.

               The foregoing notice of reborrowing shall be given by 9 a.m. San Francisco, California, time not less than one Banking Day prior to expiration of the Interest Period of the Loan then maturing if the method of interest rate determination being selected is the Reference Rate and not less than three Banking Days prior to expiration of the Interest Period if the method of interest rate determination being selected is LIBOR.
If the Company gives notice of an incremental borrowing pursuant to Section 3.4.1 which coincides with the expiration of the Interest Period for any then existing Loan, it may include the amount of the existing Loan in the notice of incremental borrowing and, if it does so, need not give notice pursuant to this Section, but shall separately state in the notice of borrowing the amount of the incremental borrowing and the amount of the reborrowing.

               Any notice of reborrowing shall be given to the Administrative Agents.

          3.4.3 Repayments; Deemed Election. If the Company elects to fully repay any Loan at the end of the Interest Period, it shall give notice of such intention to both of the Administrative Agents. Such notice need only specify the Company's intent to repay the Loan in full.

               If the Company fails to give notice of reborrowing or repayment pursuant to Section 3.4.2 or this Section 3.4.3 in respect of any Loan prior to one Banking Day before the expiration of the Interest Period applicable to any Reference Rate Loan or three Banking Days before the expiration of the Interest Period applicable to any LIBOR Loan, it shall be deemed to have elected to reborrow the full amount of such Loan, and it shall be deemed to have selected the Reference Rate as the method of interest rate determination for such Loan.

          3.4.4 Notice Irrevocable; Effect of Notice. Any notice of borrowing, reborrowing or prepayment, given by the Company shall be irrevocable and upon receipt of such notice by the Administrative Agents by 9 a.m. San Francisco, California, time on the required Banking Day and satisfaction of all applicable conditions precedent set forth in Section 4 hereof, each Bank shall be unconditionally obligated to lend the amount requested on the date specified in the notice so long as immediately after the making of such Loan the aggregate amount of all Loans outstanding from such Bank is equal to or less than the Bank's Commitment. Failure of any Bank to honor its Commitment shall not excuse any other Bank from honoring its Commitment in full.

               If the Company fails to borrow any incremental amount called for in a notice of borrowing given by it, the Company shall pay a Broken Interest Period Amount calculated in respect of such incremental borrowing.

          3.4.5 Notice to Banks. Promptly upon receipt of any notice given by the Company pursuant to Section 3.4.1, 3.4.2, or 3.4.3, each of the Administrative Agents shall calculate each Bank's respective share of the incremental borrowing, reborrowing, and/or repayment requested in such notice and transmit such information, together with the applicable Borrowing Rate and all other information included with such notice, to each of the Banks. Such calculation and transmittal shall be made for the Domestic Banks by the Domestic Administrative Agent and for the Foreign Banks by the Foreign Administrative Agent.

     3.5  Repayment and Prepayment.

          3.5.1 Repayment. Each Loan shall mature and be due and payable in full together with all interest accruing thereon on the last day of the Interest Period applicable to such Loan. If the Company shall have given notice of borrowing or reborrowing in respect of any Loans pursuant to Section 3.4.1 or
3.4.2 or be deemed pursuant to Section 3.4.3 to have elected to reborrow in respect of any Loans, each Bank shall advance the funds it is required to loan on the last day of the Interest Period then expiring in satisfaction (or partial satisfaction if less than a full reborrowing is elected by the Company) of the principal then due. The Bank shall apply the funds so advanced to make payment of any Loans then expiring. All interest owed by the Company pursuant to any Loans and any principal of such Loans which is not required to be satisfied by a reborrowing in accordance with the preceding two sentences, shall be paid by the Company on the maturity date of the Loan in accordance with the provisions of Section 3.7. If any Bank fails to advance sums which it is legally obligated to advance, interest shall accrue on any Loan from such Bank which was to have been refinanced by such amount at the Borrowing Rate specified by the Company in its notice of borrowing which was not honored. Such interest shall begin on the date which the advance should have been made and be payable at the end of the Interest Period specified in the Company's notice of borrowing.

          3.5.2 Prepayment. The Company may prepay sums owed hereunder on the following terms and conditions. Prepayment may occur at any time but shall be preceded by at least three Banking Days' written notice from the Company to the Administrative Agents specifying:

               3.5.2.1  The aggregate amount of the prepayment.

               3.5.2.2  The date of the prepayment, which shall
be a Banking Day.

               3.5.2.3  The Loans to which the prepayment is to
be applied.

               Any prepayment made pursuant to this Section shall be in an integral multiple of $10.0 million or in full. On the date of any prepayment the Company shall pay, in addition to the principal to be prepaid, all accrued and unpaid interest owed on the Loans being prepaid. If the Loans being prepaid, by acceleration or otherwise, earn interest on the basis of LIBOR, the Company shall also pay the Broken Interest Period Amount.
The Broken Interest Period Amount shall be paid to the Administrative Agents as soon after the date of prepayment as the necessary calculations can be made by the Foreign Administrative Agent. Any prepayment and any Broken Interest Period Amount shall be distributed on the date received by the Administrative Agents pro rata among all Banks in proportion to their respective shares of the Loan or Loans prepaid.

     3.6 Calculation and Payment of Interest. Interest shall accrue on each Loan at a rate determined pursuant to the method of interest rate determination specified by the Company in its notice of borrowing given in respect of such Loan pursuant to
Section 3.4. Such interest shall be payable upon maturity, prepayment, or acceleration of the Loan, except in the case of six month LIBOR loans, where three months accrued interest is payable at the end of three months and upon maturity. The amount of interest payable by the Company in respect of a Loan shall be equal to the sum of the daily borrowing costs for each day of the Interest Period applicable to such Loan (or portion thereof during which the Loan is outstanding in the event a prepayment occurs). The daily borrowing costs for any Loan shall be equal to the product of (x) the principal amount of the Loan and (y) the Borrowing Rate applicable to such Loan converted to a per diem basis. If the Borrowing Rate is determined on the basis of the Reference Rate calculated under clause (b) of the definition of Reference Rate, the conversion from an annual rate to a per diem rate shall be made on the basis of a year of 365 or 366 days, as the case may be. If the Borrowing Rate is determined on the basis of the Federal Funds Rate, or LIBOR, the conversion from an annual rate to a per diem rate shall be made on the basis of a year of 360 days. The calculation of interest due each Bank shall be made by the Administrative Agents in consultation with the Company.

     3.7 Payments. All payments of principal, interest, commitment fees, expenses, or other charges due from the Company to any Bank pursuant to this Agreement and all advances of funds made by any Bank to the Company pursuant to this Agreement shall be made in lawful money of the United States of America in immediately available funds irrespective of any set off, counterclaim, or defense in payment (except where a Bank has failed to advance funds to refinance Loans as provided for in the last sentence of the second paragraph of the form of promissory note attached as Schedule 1).

          All fund transfers required by this Agreement except for payments required to be made by the Company pursuant to Sections 3.10, 3.12, and 9.2 shall be made through the Administrative Agents in accordance with the following:

          3.7.1 All such fund transfers shall be made through the Domestic Administrative Agent in respect of Domestic Banks and through the Foreign Administrative Agent in respect of Foreign Banks.

          3.7.2 Any such fund transfer shall be made to the appropriate Administrative Agent on the date due by not later than 10 a.m. San Francisco, California, time, in which case the Administrative Agent receiving each such fund transfer shall in turn transfer such funds to the party entitled thereto on the same day as it receives such funds. If any fund transfer is received by the Administrative Agent after 10 a.m. San Francisco, California, time, it shall use commercially reasonable efforts to retransfer the funds to the party entitled thereto on the same day, but in no event later than the next Banking Day. The amount of interest payable by the Company hereunder shall be based upon the actual date on which funds are received by the party entitled thereto and not on the date they are received by the Administrative Agent.

          3.7.3 The Administrative Agents may, but shall not be required to, make funds available to any Bank on a short-term basis if the Company has failed to make a timely transfer of funds, and they may, but shall not be obligated to, make funds available to the Company if any Bank has failed to make a timely transfer of funds. In the event of any such covering advance, the party receiving such funds shall repay them to the Administrative Agent making the advance on demand, together with interest which shall accrue thereon in respect of advances to a Bank at the overnight Federal Funds Rate as determined by the Administrative Agent making the advance and in respect of advances to the Company at the Borrowing Rate applicable to the Loan for which such funds were to have been advanced. The fact that the party failing to make a timely transfer has not yet completed the required fund transfer shall not provide a defense to the foregoing repayment obligation.

               Except as provided in the definition of "Interest Period," if the principal or interest owed in respect of any Loan or any commitment fee or other fee or sum owed hereunder by the Company falls due on a day which is not a Banking Day, then such principal, interest, or fees shall be due and payable on the next day thereafter which is a Banking Day, and interest shall be payable in respect of such extension of principal until paid at the Borrowing Rate last in effect in respect of such principal. Any amount which shall not be paid when due (at maturity, by acceleration or otherwise) shall thereafter bear interest payable on demand at a rate Per Annum equal to 2% above the Reference Rate plus the applicable incremental rate Per Annum.

     3.8  Pro Rata Treatment; Sharing.

          3.8.1 Pro Rata Treatment. Each borrowing from and change in the Commitments of the Banks hereunder shall be made pro rata according to their respective Commitments. Each payment and prepayment of principal owed in respect of any Loans of like maturity shall be allocated among the Banks by their respective Administrative Agent pro rata in proportion to the unpaid portion of such Loans held by each of them. Each payment of commitment fees shall be allocated among the Banks by their respective Administrative Agent pro rata in proportion to the unused Commitments of each of them. Each payment of interest shall be allocated among the Banks by their Administrative Agent pro rata in proportion to the interest then due and payable to each of them.

          3.8.2 Sharing. The Banks agree among themselves that, if a Bank shall obtain payment of any Loan or interest or fee payable thereon held by it through the exercise of a right of set-off, banker's lien or counterclaim in excess of its ratable amount, it shall promptly purchase from the other Banks participations in the Loans held by the other Banks in such amounts and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such payment pro rata as specified in Section 3.8.1. If all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company agrees that any Bank so purchasing a participation in the Loans held by the other Banks may exercise all rights of set-off, banker's lien and counterclaim with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation.

     3.9 Loan Accounts and Notes. Each Bank shall maintain in respect of Loans made pursuant to this Agreement a loan account in which it shall record each Loan made by it to the Company pursuant to this Agreement and each payment or prepayment of principal and interest received by it in respect of such Loans. Any Bank may elect by written notice given to the Company at any time to require the Company to deliver to the Bank the Company's promissory note evidencing the Loans which shall be in the form attached as Schedule 1. Each Bank shall make prompt and accurate entries in such loan account or on the grid attached to its Note of the making of each Loan and each repayment or prepayment of principal thereof and payment of interest thereon, provided, however, that failure to do so shall not relieve the Company from the obligation to repay principal and to pay interest on the Loans. Loan accounts maintained by the Banks are prima facie evidence of the amount of the Loans outstanding.

     3.10 Illegality and Change in Law.

          3.10.1 Illegality. If it shall become illegal for any Bank to make or maintain any Loans made hereunder, such Bank shall promptly notify the Company and the Administrative Agents in writing of such fact, and the Bank shall thereafter be excused from its obligation to make or maintain Loans hereunder for so long as it shall remain unlawful to do so. Upon receipt of such notice, the Company shall prepay within three Banking Days all Loans from such Bank then outstanding determined to be illegal, together with all accrued and unpaid interest owed in respect of such Loan and, as soon thereafter as the necessary calculations can be made, the Company shall pay each such Bank any applicable Broken Interest Period Amount arising from such prepayment. The Company may at its option reborrow all or any portion of such Loans from the affected Bank or Banks on the basis of an interest rate formula provided for herein which is not illegal, if such shall exist.

          3.10.2 Change in Law. If the cost to any Bank of making or maintaining any Loan on the basis of LIBOR is increased because of either of the reasons set forth in subsections
3.10.2.1 and 3.10.2.2 below, such Bank may by written notice given to the Company and the Administrative Agents require the Company to pay with respect to all or any portion of any Interest Period following the delivery of such notice to the Company a sum equal to its additional cost incurred in maintaining or making such Loan, but in no event shall the Company be obligated to reimburse any costs incurred for periods earlier than six months prior to the delivery of the written notice. Said sum shall be paid upon maturity or prepayment of the Loan or as soon thereafter as the amount can be determined. Any Bank asserting a right to recover such excess costs shall certify in its notice required by this Section 3.10.2 the cause and amount of such additional cost. If the interest payable by the Company to any Bank is increased pursuant to this subsection, the Company may at its option at any time during which the interest rate payable hereunder is so increased prepay on three Banking Days' notice all but not part of the Loan or Loans subject to such increase in the interest rate to the Administrative Agents for the account of the Bank or Banks claiming increased costs under this subsection.

If the Company prepays any Loan pursuant to this subsection, it shall also pay at the time of such prepayment all accrued and unpaid interest owed to the Bank or Banks whose Loan or Loans are prepaid on account of the Loan or Loans so prepaid and as soon thereafter as the necessary calculations may be made, it shall pay the Broken Interest Period Amount to such Bank or Banks. If the Company elects to prepay the Loans of any Bank claiming increased costs under this subsection, it may, but shall not be obligated to, either reborrow such sums from the claiming Bank or Banks on the basis of a method of interest rate determination which is not subject to such claim for increased costs or terminate the Commitment of the claiming Bank or Banks. Any election by the Company to prepay one or more claiming Banks or to reborrow sums prepaid to claiming Banks from such Banks on the basis of a different method of determining the interest rate or to terminate the Commitment of one or more claiming Banks, shall have no effect on the obligation of the remaining Bank or Banks to maintain existing Loans and to make additional Loans up to the full amount of such Banks' Commitment on the basis of any of the methods of interest rate determination available under this Agreement. In the event the Commitment of any Bank is terminated, any subsequent proration among the remaining Banks shall be done on the basis of the remaining Commitments. Any Bank may claim additional costs pursuant to this subsection if either of the following conditions precedent are satisfied:

               3.10.2.1 The compliance by such Bank with any Requirement of Law effective after the date hereof or any guideline, request, or directive from any central bank or other Governmental Authority or any other law, rule, or regulation (whether or not having the force of law) effective after the date hereof which increases the Bank's cost of maintaining Loans on the basis of LIBOR.

               3.10.2.2  Any tax, levy, impost, duty, fee,
deduction or withholding is levied or assessed against or required of any Bank on account of or in connection with its Commitment or Loans made hereunder, the payment or repayment thereof or payment of interest thereon which is not levied or assessed on such Commitment or Loans on the date hereof, other than changes in the rate of tax on the net income of the Bank.

          3.10.3 Increased Risk-Based Capital Cost. If the cost to any Bank of maintaining its Commitment is increased because of a Requirement of Law which becomes effective after the date hereof by the Board of Governors of the Federal Reserve System or any guideline, request, or directive from any central bank or other Governmental Authority or any other law, rule, or regulation (whether or not having the force of law) effective after the date hereof, or other regulatory entity of any country, with respect to risk-based capital requirements or other similar regulation of lending commitments, such Bank may, by written notice given to the Company and the Administrative Agents, require the Company to pay as an increase to the commitment fee specified in Section 3.3, commencing on the last day of the first full calendar quarter following receipt of such notice, an amount equal to such Bank's additional cost. Any Bank asserting a right to recover such increased costs shall certify in its notice required by this Section 3.10.3 in reasonable detail the cause and amount of such additional cost. At any time after receipt of such notice the Company may, at its option, elect to terminate the Commitment of any such claiming Bank or Banks as a group or individually. If the Company elects, pursuant to the preceding sentence, to terminate the Commitment of any Bank from which Loans are then outstanding, such reduction in Commitment shall be limited in amount to the unused portion thereof or, if the Company shall so elect, the full Commitment shall be terminated and on the date of such termination, all principal, accrued and unpaid interest, and accrued and unpaid Commitment fees owed to such Bank shall be paid, and as soon thereafter as the necessary calculations can be made, a Broken Interest Period Amount for the Loan or Loans so prepaid shall be paid to such Bank. In the event the Commitment of any Bank is terminated, any subsequent proration among the remaining Banks shall be done on the basis of the remaining Commitments.

     3.11 U.S. Tax Treaty Certificate.

          3.11.1 Each Bank, other than a Bank organized and existing under the laws of the United States of America or any political subdivision in or of the United States, shall deliver to the Company and such Bank's Administrative Agent on the date hereof a certificate dated as of the date hereof to the effect that, at the date of the certificate, the Bank is entitled under the provisions of either:

               3.11.1.1  An applicable double tax treaty
concluded by the United States of America (in which case each such certificate shall be accompanied by two signed copies of Form 1001 of the United States Internal Revenue Service); or

               3.11.1.2 Section 1441(c) or 1442(a) of the Code (in which case each such certificate shall be accompanied by two signed copies of Form 4224 of the Internal Revenue Service); to receive payments of interest under this Agreement without deduction or withholding or with reduced withholding of United States federal income tax. Each Bank covenants to the Company and the Administrative Agents that the certificate so delivered by it will be true and accurate and agrees to deliver to the Company and such Bank's Administrative Agent additional true and accurate certificates promptly after the occurrence of events requiring a change in the most recent certificate previously delivered. Unless an event has occurred which renders delivery of the relevant form inapplicable, each Bank will deliver to the Company two further signed copies of Form 1001 as and when required by the Internal Revenue Service or (as the case may be) an annual Form 4224, and, in addition (if necessary), two signed copies of Form W-9.

          3.11.2 If any Bank is entitled to a reduction in the applicable withholding tax, the Company or the Administrative Agents may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by this Section are not delivered to the Company and the Administrative Agents, then the Company or the Administrative Agents may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          3.11.3 If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Company or the Administrative Agents did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Company and the Administrative Agents of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Company and the Administrative Agents fully for all amounts paid, directly or indirectly, by the Company and the Administrative Agents as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Company and the Administrative Agents under this Section, together with all costs and expenses (including legal costs). The obligation of the Banks under this subsection shall survive the payment of all obligations and the resignation or replacement of the Administrative Agents.

     3.12 Compensation for Special Reserve Requirements and Taxes. If any Bank shall determine that any rule, regulation or policy of the Board of Governors of the Federal Reserve System or any tax, levy, impost, duty, fee, deduction or withholding as in effect as of the date hereof requires it to maintain any ordinary, emergency, supplemental, or other reserve or incur any other cost in respect of obligations incurred by it to fund any Loan made by it hereunder on the basis of LIBOR which is a reserve or other cost not generally incurred by the Banks in respect of the funding of Loans hereunder, it may notify the Company and the Administrative Agents of the existence and amount of such additional reserve or costs and the Company shall for so long thereafter as the affected Loan remains outstanding reimburse such Bank for its additional costs described in such notice. The foregoing additional compensation shall include compensation for reserve requirements imposed in respect of LIBOR Loans pursuant to Regulation D of the Board of Governors of the Federal Reserve System. All such payments shall be made directly from the Company to the affected Bank and not through either Administrative Agent. The Company shall have the right upon receipt of any such notice, or at anytime thereafter so long as such additional costs remain in effect, to (i) require such Bank to relend on the basis of another interest rate formula which does not cause the Bank to incur such additional reserves or costs, or (ii) prepay the affected Loan from such Bank (with payment of any applicable Broken Interest Period Amount), and suspend the Commitment and the commitment fee of such Bank as to further Loans for so long as such Bank has not given the Company and the Administrative Agents notice that the conditions resulting in such additional reserves or costs no longer remain in effect. Any Bank claiming additional compensation pursuant to this Section 3.12 shall promptly notify the Company of the end of any period of entitlement to such additional compensation.

     3.13 Unavailability of Rates. Notwithstanding anything herein to the contrary, if prior to the beginning of an Interest Period as to interest on Loans calculated according to a Borrowing Rate based upon LIBOR, any two of the Reference Banks state their inability for any reason to identify particular rates or obtain sufficient funds in the respective market or to make or maintain the funds available where, when and for as long as specified by the Company as to those Loans, then the Company shall at its option upon notice from the Foreign Administrative Agent either (a) withdraw the borrowing request (or prepay the affected Loans) or (b) draw (or continue) the Loans with interest based upon Reference Rate, without impairing the Company's option to elect a further change in the Borrowing Rate for such Loans in the manner provided by Section 3.4.2.

     3.14 Interest Limitation. The obligation of the Company to pay interest on the Loans and the Notes shall be subject to the limitation that payment of interest or a portion thereof shall not be required to the extent that receipt of such payment or portion by any Bank would be in excess of the amounts permitted by any law applicable to such Bank existing on the date hereof limiting the maximum rate of interest which may be charged or collected by such Bank. Any such limitation on interest as to a Bank that reduces the amount of interest collectible by that Bank below the applicable Borrowing Rate by two percent of such Borrowing Rate or more shall require a change to another Borrowing Rate with respect to that Bank which would not result in such a reduction, pursuant to Section 3.4.2 and, if none is available, shall excuse the Bank from making the Loan in like manner to Section 3.10.

     3.15 Assignments; Delegation of Lending Commitments; Participations. Without the prior written consent of the Company (which may be withheld by the Company in its sole discretion), no Bank shall sell, convey, transfer, or assign any Loan outstanding hereunder, or which may come to be outstanding hereunder, except to a wholly owned Affiliate of such Bank or to the extent that it may be required to do so or to preserve the right to do so under applicable law or under this Agreement. No Bank shall delegate its Commitment to any Person. Except as provided in Section 3.8.2, no Bank shall create or grant any participation in any Loan. In the event of any transfer of a Loan or interest therein or delegation of its Commitment in violation of the provisions of the preceding three sentences, such transferee shall have none of the rights accorded a Bank hereunder or under the Notes, the Company shall not be required to deal with or accept a Loan from any such improper delegee, and it may continue to look to the improperly delegating Bank for performance of the Commitment. Notwithstanding any other provision of this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     3.16 Special Mandatory Prepayment. If either of the events described in Sections 3.16.1 and 3.16.2 below occur, the Majority Banks may require a special mandatory prepayment of all Loans outstanding hereunder and terminate the Commitment of the Banks in accordance with the following procedures: the Majority Banks may make a preliminary determination that such event has impaired or most likely will impair the Company's ability to repay Loans then outstanding or which may be requested thereafter by the Company or otherwise perform in accordance with the terms hereof.

Either or both of the Administrative Agents shall notify the Company of such preliminary determination. At any time after the 10th day following such notice, the Majority Banks may make such preliminary determination final, and upon receipt by the Company of notice from either or both of the Administrative Agents of such final determination, all principal and accrued and unpaid interest and all accrued and unpaid commitment fees owed hereunder or under the Notes shall be immediately due and payable and the Commitment of all Banks hereunder shall be terminated. The events which may permit such special mandatory prepayment are:

          3.16.1 Change in the Board. A material change in the Board of Directors which will be conclusively deemed to have occurred if, and only if, during any period of two consecutive years individuals who at the beginning of such period constitute the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period), cease for any reason to constitute a majority of the Board of Directors.

          3.16.2 Change in Shareholders. A material change in the Company's stockholders which will be conclusively deemed to have occurred if, and only if, any Person or related group of Persons (other than a trustee or other entity which holds the Company's stock on behalf of an employee benefit plan whose participants are all current or former employees of the Company) shall acquire ownership or control by proxy or otherwise of 50% or more of the Company's Voting Securities. The term "Voting Securities" shall mean all Capital Stock of the Company which is entitled to vote for the election of directors.

     3.17 Lending Offices. Reference Rate Loans made by each Bank shall be made from and maintained at such Bank's Domestic Lending Office. LIBOR Loans made by each Bank shall be made from and maintained at such Bank's Eurodollar Lending Office. Each Bank may, from time to time by written notice given to the Company and the Administrative Agents, change its designation of lending office for Loans based on any Borrowing Rate.
Designation by any Bank of an Affiliate as the Domestic Lending Office or the Eurodollar Lending Office shall not affect the obligations of such Bank or the Company hereunder.

     3.18 Survival. All liabilities of the Company under this Agreement arising prior to the Termination Date shall survive termination of this Agreement and/or repayment of Loans.

SECTION 4.  CONDITIONS PRECEDENT

     4.1 Initial Loans. The initial Loan under this Agreement shall not be made earlier than April 20, 1994. The obligation of each Bank to make the initial Loan under this Agreement shall not arise earlier than April 20, 1994, and shall be subject to the following conditions precedent (all documents required to be delivered hereunder shall be delivered with the number of originals and copies requested by the Administrative Agents).

          4.1.1 Notes. The Company shall have furnished the Administrative Agents with a Note for each Bank requesting such.

          4.1.2 Signatures. The Company shall have certified to the Administrative Agents the name and signature of each officer of the Company authorized to sign this Agreement and the Notes and to borrow and effect other transactions hereunder. The Administrative Agents and the Banks may conclusively rely on such certification until they receive notice in writing to the contrary.

          4.1.3  Opinion of Company's General Counsel.  The
Administrative Agents shall have received from the General
Counsel of the Company an opinion in the form attached as
Schedule 2.

          4.1.4 Proof of Corporate Action. The Administrative Agents shall have received certified copies of all corporate action taken by the Company to authorize the execution, delivery and performance of this Agreement and the Notes, and the borrowings hereunder, and such other papers as the Administrative Agents shall reasonably require.

          4.1.5 Officer's Certificate. The Administrative Agents shall have received a certificate of a Principal Financial Officer to the effect that since December 31, 1993, there has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company or of the Company and its Subsidiaries on a combined basis, except as disclosed pursuant to Section 2.1.3 and that no event has occurred and is continuing which, under the terms hereof, is an Event of Default or would, with the lapse of time or notice or both, become an Event of Default.

          4.1.6 Opinion of Special Counsel to the Administrative Agents. Special Counsel to the Administrative Agents shall have rendered its opinion to the Administrative Agents and the Banks concerning this Agreement, the Notes, and the initial Loan which shall be satisfactory in form and substance to both of the Administrative Agents.

          4.1.7 Notice of Borrowing. Satisfaction of the conditions precedent set forth in Section 4.2.1 and 4.2.2.

          4.1.8 Prior Revolving Loan Agreement. All amounts due under the Boise Cascade Corporation 1990 Revolving Loan Agreement dated as of January 1, 1990, as amended, have been paid and the commitment of the banks thereunder terminated.

          4.1.9  Boise Cascade Canada Ltd. Revolving Credit
Agreement.  All amounts due under the Boise Cascade Canada Ltd.
1990 Revolving Credit Agreement dated as of May 1, 1990, as amended, have been paid and the commitment of the banks thereunder terminated.

          4.1.10 Credit Agreement. The Administrative Agents shall have received this Agreement executed by the Company, the Administrative Agents and the Banks.

     4.2       Incremental Borrowings.  The obligation of each
Bank to make each Loan required by a notice of borrowing given pursuant to Section 3.4.1 shall be subject to the following conditions precedent:

          4.2.1 Absence of Default. No Event of Default, and no event which with notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such Loan and a Principal Financial Officer shall have so certified to the Administrative Agents and the representations and warranties of the Company set forth in Section 2.2 shall be deemed to be remade as of the date of such Loan and shall be true and correct in all material respects and a Principal Financial Officer shall have so certified to the Administrative Agents.

          4.2.2 Notice. Notice of the borrowing shall have been given in accordance with Section 3.4.1.

     4.3 Other Borrowings. The obligation of each Bank to make each Loan required by a notice of Borrowing given or deemed given pursuant to Section 3.4.2 shall be subject to the conditions precedent that the Company shall have complied with its obligations under Section 5.1.7 and the Majority Banks have not terminated the Banks' Commitments and/or accelerated payment on the unpaid balance of all Loans pursuant either to Section 3.16 or Section 7.2. Each such reborrowing shall be deemed a certification by the Company that this condition is satisfied.

SECTION 5.  AFFIRMATIVE COVENANTS

     From the date hereof and so long as the Commitment of any Bank shall be outstanding and until the payment in full of all sums owed hereunder and under the Notes and the performance of all other obligations of the Company under this Agreement, the Company agrees that, unless the Majority Banks shall otherwise consent in writing:

     5.1  Information and Reports to be Furnished by the Company.

The Company will furnish to each Bank (in duplicate if requested) the following information and reports:

          5.1.1 Quarterly Reports. As soon as available and, in any event, within 45 days after the end of each of the first three Fiscal Quarters and within 90 days after the end of the fourth Fiscal Quarter in each of the Company's Fiscal Years, the Consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such quarter, and the related Consolidated statements of income and cash flows for the expired portion of the Fiscal Year then ended, together with comparative Consolidated figures for the same periods of the preceding year. Such financial statements have been prepared from the books and records of the Company and its Subsidiaries kept in accordance with Section 5.2. So long as the book value of the Company's aggregate investment in and advances to its Unrestricted Subsidiaries is less than 5% of Consolidated Net Tangible Assets, the financial statements and certification required by this
Section 5.1.1 may be presented without exclusion of such Unrestricted Subsidiaries.

          5.1.2 Annual Statements. As soon as available and, in any event, within 90 days after the end of each Fiscal Year, the Consolidated balance sheets of the Company and its Subsidiaries as at the end of such year, and the related Consolidated statements of income, retained earnings, shareholders' equity and cash flows for such year, together with comparative figures for the immediately preceding Fiscal Year, all in reasonable detail and accompanied by (i) reports or certificates of independent public accountants of recognized national standing stating, with respect to such Consolidated financial statements, that the financial statements were prepared in accordance with Generally Accepted Accounting Principles without any qualification due to limited investigation, such accountants to be satisfactory to the Majority Banks, and (ii) the statement of such public accountants that they have caused the provisions of this Agreement to be reviewed and have no knowledge of any default by the Company in the performance or observance of any of the provisions of Sections 6.1, 6.2, 6.3, and 6.4 of this Agreement or the Notes or, if they have such knowledge, specifying such default and the nature thereof.

          5.1.3 Compliance Certificate and Computations. At the time of delivery of each quarterly and annual statement furnished pursuant to Section 5.1, a certificate signed by a Principal Financial Officer, stating that he has caused the provisions of this Agreement to be reviewed and has no knowledge of the occurrence of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Notes or if he has such knowledge, specifying such default and the nature and status thereof, and setting forth computations in reasonable detail showing, as of the end of the period covered by such statement, the amounts of Consolidated Senior Funded Debt
and Consolidated Tangible Net Worth.   Such certificate shall
also show compliance with Sections 6.1 and 6.3 as appropriate.

          5.1.4 Credit Rating. Prompt written notice of any change in the Company's senior unsecured long-term debt rating by either S&P or Moody's.

          5.1.5 Reports to Stockholders. Promptly upon the sending, making available or filing of the same, all such debt registration statements, proxy statements, financial statements and reports as the Company shall send or make available to its stockholders or to any holder of its public Senior Funded Debt for borrowed money or filed with the Securities and Exchange Commission, excluding filings made with the SEC solely in respect of securities issued pursuant to employee benefit plans of the Company and its Subsidiaries.

          5.1.6 Miscellaneous Information; Inspection. From time to time upon request, such information regarding the business and affairs and condition (financial and other) of the Company, its Restricted Subsidiaries, and its Material Subsidiaries and their respective properties in such detail as may reasonably be requested by each Bank; and each Bank shall also have the right at its expense to visit and inspect any of such properties, to examine books of account, records and other papers of the Company, its Restricted Subsidiaries, and its Material Subsidiaries and to take notes and make transcripts therefrom, and to discuss their affairs, finances and accounts with, and be advised as to the same by, their officers, all at such reasonable times and intervals as may be requested.

          5.1.7 Notice of Event of Default. Promptly upon a Principal Financial Officer obtaining knowledge of an Event of Default, the Company shall give written notice to the Administrative Agents of the Event of Default and what action the Company proposes to take with respect thereto. The Company shall also give the Administrative Agents a copy of any such notice any time a notice of reborrowing is given pursuant to Section 3.4.2 or deemed to be given under Section 3.4.3, if the Event of Default is continuing at the time such reborrowing notice is given or is deemed to be given.

          5.1.8 ERISA. The Company shall promptly notify the Banks of:

               (a) Any ERISA Event affecting the Company or any ERISA Affiliate, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event;

               (b) Any material increase in the Unfunded Pension Liability of any Pension Plan or any material increase in the withdrawal liability of any Multiemployer Plan, whether arising under an existing Pension Plan or Multiemployer Plan or such a plan that is subsequently adopted or maintained; and

               (c)  The occurrence of any "prohibited
transaction" within the meaning of Section 406 of ERISA, that is not covered by an exemption, and which could expose the Company or its ERISA Affiliates to a material liability.

          5.1.9 Litigation. Notice of any litigation or administrative proceeding that has resulted or may result in a Material Adverse Effect, including (i) breach or nonperformance of, or any default under, a contractual obligation of the Company or any Subsidiary; (ii) any litigation or proceeding between the Company or any Subsidiary and any Governmental Authority; or
(iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws. Such notice shall be given within ten days after a Principal Financial Officer of the Company has determined that such litigation or proceeding has resulted or may result in a Material Adverse Effect on the Company.

     5.2 Accounts. The Company and its Subsidiaries will each keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with Generally Accepted Accounting Principles.

     5.3 Prompt Payment of Indebtedness. The Company and its Restricted Subsidiaries and Unrestricted Subsidiaries (but only to the extent that nonpayment of the following items shall create a payment obligation to the Company or a Restricted Subsidiary) will each promptly pay and discharge, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon it or its property, and all its other Indebtedness, provided, however, that any such tax, assessment, charge, levy or other Indebtedness need not be paid: (a) if the validity thereof shall currently be contested in good faith by appropriate action or proceedings, the Company or the Restricted Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto and no proceedings shall have been commenced to foreclose any lien securing any such tax, assessment, charge or levy; or (b) on any note secured by a mortgage or deed of trust on property held by the Company or its Restricted Subsidiaries or in connection with any tax, assessment, government charge or levy, if the sole recourse of the mortgage or deed of trust holder or taxing authority is to foreclose on the property subject to such mortgage or tax and so long as any such sum is due and unpaid the assets so encumbered are excluded from the calculation of Consolidated Tangible Net Worth.

     5.4 Conduct of Business and Corporate Existence. The Company and its Restricted Subsidiaries will each do all things necessary to preserve, renew and keep in full force and effect its corporate existence and its rights and franchises by it deemed necessary to continue its business. Nothing in the preceding sentence shall preclude the Company from liquidating any of its Subsidiaries or merging any of its Subsidiaries into the Company or another of its Subsidiaries so long as such action does not constitute a breach of any other portion of this Agreement or result in an Event of Default. The Company and its Restricted Subsidiaries will each comply with all applicable laws, ordinances and regulations in respect of the conduct of its business and the ownership of its property, except to the extent that noncompliance therewith would not have a Material Adverse Effect upon its business or condition, financial or other.

     5.5 Maintenance of Property and Leases. The Company and its Restricted Subsidiaries will each keep its properties in such repair, working order and condition as shall be in the best interest of its business, and from time to time will make all needful and proper repairs, renewals, replacements, additions and improvements thereto, and will comply with the provisions of all leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder; but nothing in this Section 5.5 shall prevent the Company or any Restricted Subsidiary from selling, abandoning or otherwise disposing of any property or lease if such property or lease is no longer useful in the business of the Company or Restricted Subsidiary.

     5.6 Insurance. The Company and its Restricted Subsidiaries will each keep its assets which are of an insurable character (except timberlands and other assets which are not customarily insured by other companies engaged in similar businesses, and except minor assets which in the aggregate do not constitute a material part of the assets of the Company or any Restricted Subsidiary) insured by financially sound and reputable insurers against loss or damage by fire and extended coverage in amounts sufficient to prevent the Company or any Restricted Subsidiary from becoming a coinsurer and not in any event less than 80% of the actual cash value of the property insured; and will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses; provided, however, that the Company and any Restricted Subsidiary may self-insure against liability to workers in any state or jurisdiction, or may effect workers' compensation insurance therein through an insurance fund operated by such state or jurisdiction, if the limitation upon liability imposed by the applicable workers' compensation law is and remains effective; provided further, that the Company and its Restricted Subsidiaries may self-insure or otherwise retain risk in respect of any insurance coverage required by this Section 5.6 to the extent of 1/2 of 1% of Consolidated Net Tangible Assets. The foregoing retainage of risk may be structured as a deductible or other direct risk retention feature or it may be structured by placement of the required insurance coverage with a Subsidiary insurance company (the "Insurance Company") so long as the Insurance Company reinsures the required coverage with financially sound and reputable reinsurance companies to the extent necessary to ensure that the total portion of required coverage risk retained by the Company and its Subsidiaries (including the Insurance Company) is less than 1/2 of 1% of Consolidated Net Tangible Assets. Coverage which the Company elects to carry in excess of the amount required by this Section
5.6 may be carried subject to any level of risk retention deemed appropriate by the Company.

     5.7 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, or
(iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

SECTION 6.  FINANCIAL COVENANTS

     From the date hereof, and so long as the Commitment of any Bank shall be outstanding, and until the payment in full of all sums owed hereunder and under the Notes, and the performance of all other obligations of the Company under this Agreement, the Company agrees that, unless the Majority Banks shall otherwise consent in writing, it will comply with the financial covenants set forth in Sections 6.1 through 6.4 below. For the purposes of this Section 6, amounts (including but not limited to asset, liability, income, and expense items) related to the Canadian Entity shall be excluded from the covenant calculations after the Exclusion Date (other than distributions received by the Company as specified in Section 6.1.2(z)) whether or not such amounts are consolidated in the financial statements of the Company under Generally Accepted Accounting Principles.

     6.1  Senior Funded Debt.  Neither the Company nor any
Restricted Subsidiary will create, assume or guarantee, or otherwise become liable, directly or indirectly, upon or in respect of any Senior Funded Debt unless immediately after giving effect thereto and to the retirement of any Senior Funded Debt which is concurrently being retired each of the following computations would be satisfied:

          6.1.1  Maximum Leverage Ratio.  The Consolidated Senior
Funded Debt of the Company and its Restricted Subsidiaries at the end of each fiscal quarter shall be less than 150% of the Consolidated Tangible Net Worth of the Company and its Restricted
Subsidiaries.

          6.1.2 Interest Coverage Ratio. The sum of (x) Consolidated Funds Provided by Operations plus (y) interest on Consolidated Indebtedness and Consolidated income tax expense (net of the provisions for deferred income taxes) to the extent that such interest and taxes were deducted in computing Consolidated Net Income plus (z) distributions received by the Company and its Restricted Subsidiaries from Unrestricted Subsidiaries (and, after the Exclusion Date, the Canadian Entity) shall, as of each date shown below, have been in an amount at least equal to the percentage specified below of the actual interest expense as reported in the Consolidated income statement for the four (4) quarter period ending on the date set forth opposite such percentage:

Interest Coverage                       Date

     175%           March 31, June 30, and September 30, 1994
     200%           December 31, 1994; March 31, June 30, and
                    September 30, 1995
     300%           December 31, 1995, and each quarter-end date
                    thereafter

     6.2 Restrictions on Secured Debt. The Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue or assume any Indebtedness secured after the date hereof by pledge of, or mortgage or lien on, any Principal Property of the Company or any Restricted Subsidiary or any shares of Capital Stock of or Indebtedness of any Restricted Subsidiary (mortgages, pledges and liens being hereinafter in this Section 6.2 called "Mortgage" or "Mortgages"), without effectively providing that the Company's obligations under this Agreement and the Notes (together with, if the Company shall so determine, the Company's guaranty of debt issued in connection with the 1989 ESOP and any other indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Loans) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Indebtedness until such secured Indebtedness has been repaid in full and the liens relating thereto have been released (provided that at the time of such payment no Event of Default exists), unless, after giving effect thereto, the aggregate amount of all such secured Indebtedness would not exceed 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries; provided, however, that this Section 6.2 shall not apply to, and there shall be excluded from secured Indebtedness in any computation under this Section 6.2, Indebtedness secured by:

          6.2.1 Mortgages on property of, or on any shares of Capital Stock of or Indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

          6.2.2 Mortgages in favor of the Company or any Restricted Subsidiary;

          6.2.3 Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

          6.2.4 Mortgages on property, shares of Capital Stock or Indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after the later of the acquisition of such property, shares of Capital Stock or Indebtedness or the completion of construction for the purpose of financing all or any part of the purchase price thereof or construction thereon; provided, however, that if such financing is in connection with the acquisition of any Timberlands, and the Board of Directors of the Company has determined, prior to or at the time of such acquisition, that the Company will seek such financing (from a lender or investor not including the Company or any Subsidiary), then the applicable Mortgage shall be deemed to be included in this Section 6.2.4 if such Mortgage is created within a further 180 days after the end of such first 180-day period;

          6.2.5 Mortgages securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includable in gross income of the holder by reason of Section 103(a)(1) of the Code (or any successor to such provision) as in effect at the time of the issuance of such obligations;

          6.2.6 Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing Sections
6.2.1 to 6.2.5, inclusive; provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or part of the same property, shares of Capital Stock or Indebtedness that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

          6.2.7 Any mortgage, pledge, lien, sale, or assignment of Margin Stock.

     6.3 Minimum Tangible Net Worth. The Company and its Restricted Subsidiaries shall maintain, as of the end of each fiscal quarter, Consolidated Tangible Net Worth equal to at least $1,500,000,000, plus the sum of 50% of cumulative quarterly Consolidated Net Income, to the extent any quarterly Consolidated Net Income is not a loss ("Consolidated Minimum Tangible Net Worth") for the period beginning with the fiscal quarter ending March 31, 1994.

          For purposes of future calculations of compliance under this Section 6.3, on the Exclusion Date, the Consolidated Minimum Tangible Net Worth required shall be reduced by the amount of the Company's investment in the Canadian Entity on the Exclusion Date.

     6.4 Consolidation, Merger, and Sale of All Assets. The Company shall not convey or transfer its properties and assets substantially as an entirety to any Person or Persons in a single transaction or related series of transactions. The Company shall not consolidate with or merge with any Person unless each of the following requirements is satisfied:

          6.4.1 The Company shall be the surviving corporation in any such consolidation or merger.

          6.4.2  Immediately after giving effect to such
consolidation or merger, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

          6.4.3 No such consolidation, merger, conveyance or transfer shall be entered into or made by the Company with or to another corporation which has outstanding any obligations secured by a Mortgage (as defined in Section 6.2) if, as a result of such consolidation, merger, conveyance or transfer, any Principal Property of the Company or any Restricted Subsidiary would be subjected to the lien of such Mortgage and such Mortgage is not expressly excluded from the restrictions or permitted by the provisions of Section 6.2 unless simultaneously therewith or prior thereto effective provision shall be made for the securing of all of the Company's obligations under this Agreement and the Notes (together with, if the Company shall so determine, the Company's guaranty of debt issued in connection with the 1989 ESOP and any other Indebtedness of the Company now existing or hereafter created which is not subordinated to the obligations of the Company hereunder and under the Notes), equally and ratably with (or, at the option of the Company, prior to) the obligations secured by such Mortgage by a lien upon such Principal Property.

          Any corporation formed by a merger or consolidation permitted by this Section 6.4 shall constitute for all purposes hereunder the successor to the Company and have and be entitled to exercise all rights, powers and privileges of the Company hereunder and be obligated to fully and completely perform all duties and obligations of the Company hereunder.

SECTION 7.  DEFAULT

     7.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default" under this Agreement:

          7.1.1 If default shall be made in the payment of principal on any of the Loans when and as the same shall become due and payable or in any of the covenants contained in Sections 6.1, 6.2, 6.3, and 6.4; or

          7.1.2 If default shall be made in the payment of any interest on any of the Loans or any commitment fees or other amounts when and as the same shall become due and payable and any such default shall continue for a period of six days; or

          7.1.3 If default shall be made in the observance or performance of any other covenant or provision of the Notes or of this Agreement, and such default shall continue for a period of 30 days after the Company shall have obtained knowledge thereof; or

          7.1.4 If default shall be made under the terms of any note, debenture, bond, agreement or other instrument relating to money borrowed by the Company or a Restricted Subsidiary with an unpaid principal balance in excess of $5,000,000 and such default shall continue beyond the period of grace, if any, specified therein, but excluding any default on any note secured by a mortgage or deed of trust on property held by it if the only recourse of the holder of such note shall be to foreclose the mortgage or deed of trust; and provided further that if the Company or Restricted Subsidiary committing such default shall effect a cure thereof or obtain a waiver thereof from the holder of such debt prior to action by the Majority Banks pursuant to
Section 7.2 hereof, no Event of Default shall exist under this Section; or

          7.1.5 If any representation or warranty made by the Company in this Agreement, or in connection with any amendment hereof, or in any certificate delivered or deemed to have been delivered pursuant hereto shall prove to have been untrue in any material respect as of the date made; or

          7.1.6  If the Company or any Material Subsidiary shall
be involved in financial difficulties as evidenced by:

               (a) The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

               (b) (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy;
(ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

          7.1.7 If any judgments or awards for the payment of money in excess of $1,000,000 in the aggregate shall have been rendered against the Company or any Restricted Subsidiary and the same shall have remained unsatisfied and in effect, without stay of execution, for any period of 60 consecutive days.

          7.1.8 (i) The occurrence of an ERISA Event with respect to a Pension Plan or Multiemployer Plan which has resulted or is expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 20% of Consolidated Tangible Net Worth; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Company or an ERISA Affiliate which has resulted or will result in an increase in net Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of 20% of Consolidated Tangible Net Worth; or (iii) the Company or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect.

     7.2 Acceleration of Loans. If any Event of Default shall occur and shall be continuing, the Majority Banks, by notice given in writing to the Company by either Administrative Agent, may terminate the Banks' Commitments and/or declare the unpaid balance of all Loans, and interest accrued and unpaid thereon, to be forthwith due and payable, and thereupon such balance and such interest shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided that, if the Event of Default occurring shall be an event specified in Section 7.1.6, all Commitments shall automatically terminate and all sums owed in respect of any Loan shall be automatically due and payable immediately upon the occurrence of such event without the necessity of any action by either Administrative Agent, the Majority Banks, or any Bank.

SECTION 8.  THE ADMINISTRATIVE AGENTS

     8.1 Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agents to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Administrative Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agents have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agents.

     8.2 Delegation of Duties. The Administrative Agents may execute any of their duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agents shall not be responsible to the Banks for the negligence or misconduct of any agent or attorney-in-fact that they select with reasonable care.

     8.3 Liability of Administrative Agents. None of the Administrative Agents or any Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby (except for their own gross negligence or willful misconduct), or (ii) to be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary of the Company, or any officer thereof, contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agents under or in connection with, this Agreement or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Company or any other party to perform its obligations hereunder. The Administrative Agents and any Agent-Related Persons shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or any conditions of, this Agreement or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries.

     8.4  Reliance by Administrative Agents.

          (a) The Administrative Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agents. The Administrative Agents shall be fully justified in failing or refusing to take any action under this Agreement unless they shall first receive such advice or concurrence of the Majority Banks as they deem appropriate and, if they so request, they shall first be indemnified to their satisfaction by the Banks against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. The Administrative Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 4, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agents to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     8.5 Notice of Default. The Administrative Agents shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agents for the account of the Banks, unless the Administrative Agents shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default." The Administrative Agents will notify the Banks of their receipt of any such notice. The Administrative Agents shall take such action with respect to such Event of Default as may be requested by the Majority Banks in accordance with Section 7.2; provided, however, that unless and until the Administrative Agents have received any such request, the Administrative Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as they shall deem advisable in the best interest of the Banks.

     8.6 Credit Decision. Each Bank acknowledges that neither of the Administrative Agents or any Agent-Related Persons have made any representation or warranty to it, and that no act by the Administrative Agents hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agents or any Agent-Related Persons to any Bank. Each Bank represents to the Administrative Agents that it has, independently and without reliance upon either of the Administrative Agents or any Agent-Related Persons and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon either of the Administrative Agents or any Agent-Related Persons and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agents, the Administrative Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Administrative Agents or any Agent-Related Persons.

     8.7  Indemnification.

          (a) Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Administrative Agents (or any Agent-Related Persons) (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all liabilities arising out of their actions related to this Agreement; provided, however, that no Bank shall be liable for the payment to the Administrative Agents (or any Agent-Related Persons) of any portion of such liabilities resulting solely from such Persons gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agents upon demand for their ratable share of any costs or out-of-pocket expenses (including all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel) incurred by the Administrative Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any document contemplated by or referred to herein, to the extent that the Administrative Agents are not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all obligations hereunder and the resignation or replacement of the Administrative Agents.

          (b) The Company shall indemnify and hold harmless the Administrative Agents, the Banks, and their respective directors, officers, agents, and employees from and against all losses, claims, damages, expenses, or liabilities, including but not limited to legal (including all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel) or other expenses incurred in connection with investigating, preparing to defend, or defending any such loss, claim, damage, expense, or liability incurred in respect of the financing contemplated hereby or the proposed use of the proceeds of such financing. This indemnity shall not apply to claims by a Bank (including the Administrative Agents or their respective Agent-Related Persons) against another Bank (including Administrative Agents or their respective Agent-Related Persons).

     8.8 Administrative Agents in Individual Capacity. The Administrative Agents or any Agent-Related Persons may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries as though the Administrative Agents were not the Administrative Agents hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, the Administrative Agents may receive information regarding the Company or its Subsidiaries (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agents shall be under no obligation to provide such information to them.

With respect to their Loans, the Administrative Agents shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though they were not the Administrative Agents, and the terms "Bank" and "Banks" include the Administrative Agents in their individual capacities.

     8.9 Successor Administrative Agents. The Administrative Agents may, individually or together, and at the request of the Majority Banks shall, resign as Administrative Agents upon 30 days' notice to the Banks and the Company. If either of the Administrative Agents resigns under this Agreement, the Company may elect to have the remaining Administrative Agent succeed to all the rights, powers, and duties of the resigning Administrative Agent. If both of the Administrative Agents resign under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agents, the Administrative Agents may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers, and duties of the retiring Administrative Agents and the term "Administrative Agents" shall mean such successor agent and the retiring Administrative Agents' appointment, powers, and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks and the Company shall perform all of the duties of the Administrative Agents hereunder until such time, if any, as the Majority Banks appoint a successor agent which successor agent shall be approved by the Company as provided for above.

SECTION 9.  MISCELLANEOUS

     9.1 Waivers. No failure on the part of any Bank or the Administrative Agents to exercise, and no delay in exercising, and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     9.2 Expenses. The Company agrees to promptly pay, whether or not any Loan is made hereunder; (i) the reasonable fees and disbursements of the Special Counsel to the Administrative Agents in connection with the negotiation of this Agreement and preparation for the initial borrowing hereunder; (ii) all taxes, if any, upon any documents or transactions pursuant to this Agreement; provided that each Bank shall pay all of its income taxes owing to the United States, any state or their respective political subdivisions and income taxes owing to any country located outside the United States; and (iii) costs of collection or enforcement incurred by the Administrative Agents and any Bank (including allocated costs for in-house legal services and reasonable counsel fees) in connection with any Event of Default or any effort to collect sums past due hereunder.

     9.3 Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of any Bank's right of banker's lien or offset.

     9.4 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of California.

     9.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     9.6 Notices. Each party has specified beneath its signature block to this Agreement the addresses by which notices may be sent to such Person by means of manual delivery, mail, express delivery, and telecopy. Notices may be given in connection with this Agreement by any party to any other party by any of the foregoing means at the address for such means specified in respect of such party beneath its signature block. Except for notices of borrowings given pursuant to Sections 3.4.1, 3.4.2, and 3.4.3 which shall be effective upon receipt by the Administrative Agents, notices shall be deemed effectively given as follows: (a) when notices are manually delivered, they shall be effective upon delivery to a responsible person at the office of the party to whom they are intended as specified beneath such party's signature block on this Agreement; (b) when notices are given by mail or express delivery service, they shall be effective when they are deposited in the mail (certified or registered, return receipt requested) or posted with an express delivery company; or (c) notices given by telecopy shall be effective upon receipt by the sending party of telephonic confirmation of receipt from the party to whom the notice is intended.

          Whenever this Agreement provides that the Company shall give notice to the Administrative Agents of certain matters, the Administrative Agents shall promptly, after receipt of any such notice, notify the other Administrative Agent (or confirm receipt of such notice by the other Administrative Agent) and notify each Bank of the contents of such notice by (a) telecopy in the case of any notice under Sections 3.4 or 3.5 and (b) any means permitted by this Section 9.6 in the case of any other notice. Such notification to the Domestic Banks shall be made by the Domestic Administrative Agent and to the Foreign Banks by the Foreign Administrative Agent.

          The Company and the Administrative Agents may change any of the addresses for notices set forth beneath their respective signature blocks at any time by giving notice of such change in accordance with the provisions of this Agreement to all parties to this Agreement. Any Bank may change any of the addresses for notices set forth beneath its respective signature block at any time by giving notice of such change in accordance with the provisions of this Agreement to both of the Administrative Agents and the Company.

          Any agreement of the Administrative Agents and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agents and the Banks shall be entitled to rely on the authority of any Person they in good faith believe to be a Person authorized by the Company to give such notice and the Administrative Agents and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agents or the Banks in reliance upon such telephonic or facsimile notice. Except where the Administrative Agents or the Banks have failed to act in good faith, the obligation of the Company to repay Loans where it did not receive the benefit of the proceeds, or pay any other amounts due hereunder, shall not be affected in any way or to any extent by any failure by the Administrative Agents and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agents and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agents and the Banks to be contained in the telephonic or facsimile notice. Notwithstanding anything set forth in this Section 9.6, identification of the Company's bank account to which any funds are to be advanced or transferred may only be in writing.

     9.7 Amendments. This Agreement may not be amended, supplemented or modified, nor may any of its terms be waived, except by written instruments signed by the Company and the Majority Banks; provided, however, that no amendatory, supplemental or modifying agreement or waiver shall (i) extend the term of, or increase the amount of, the Commitment of any Bank, reduce the rate of, or extend the time for payment of, commitment fees payable hereunder, extend the maturity of any Loan or reduce the rate of interest thereon, extend the time of payment of interest thereon or reduce the principal amount thereof or change the provisions contained in Sections 3.8, 3.10, or 3.12, (ii) change the percentage specified in the definition of Majority Banks in Section 1.1 of this Agreement, or (iii) amend this Section 9.7, without the written consent of all of the Banks. Any such amendatory, supplemental or modifying agreement or waiver shall apply equally to each of the Banks and shall be binding upon the Company and all of the Banks. Nothing contained in the foregoing shall prohibit any Bank from waiving any of its rights hereunder so long as such waiver shall have no effect on the rights of any other Bank hereunder. Notwithstanding the foregoing, no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agents in addition to the Majority Banks, affect the rights or duties of the Administrative Agents under this Agreement.

     9.8 Successors. This Agreement shall be binding upon and inure to the benefit of the Company, the Administrative Agents and the Banks and their respective successors and assigns.

     9.9 Assignment. The Company shall not sell or assign this Agreement or any of its rights and powers hereunder or delegate its obligations hereunder to any Person without the prior written consent of all of the Banks except as permitted by Section 6.4.

     9.10 Dispositions. Each Bank represents to the Company that it will make the Loans to be made by it hereunder in the ordinary course of its commercial banking business and will not transfer any interest in any such Loan in violation of the provisions of this Agreement or of the Securities Act of 1933, as amended, and the regulations thereunder.

     9.11 Effective Date. This Agreement shall be and become effective as of April 15, 1994, when the Administrative Agents shall have received duly executed counterparts hereof from all of the parties hereto and all fees and expenses due upon closing to the Administrative Agents and Banks in connection with this Agreement have been paid. Any Bank may sign a counterpart and send the signature pages bearing its signature to the appropriate Administrative Agent by facsimile transmissions, followed by prompt delivery of an original of such signature pages to the appropriate Administrative Agent.

     9.12 Consent to Jurisdiction. The Company hereby irrevocably submits to the nonexclusive jurisdiction of any state or federal court of the state of California in any action or proceeding arising out of or relating to this Agreement, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. The Company hereby irrevocably waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Nothing in this Section 9.12 shall affect the right of the Administrative Agents or any Bank to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction.

     9.13 Confidentiality. Information provided to the Banks pursuant to Section 5.1 shall be maintained in confidence by the Banks in accordance with the following:

          9.13.1 The term "Confidential Information" means all information designated by the Company as confidential, whether of an operational, economic, or accounting nature, except information which is now or hereafter becomes generally known in the financial community through no fault of the Bank or information which was in the Bank's possession at the time of receipt from the Company and which was obtained by the Bank from third parties lawfully in possession of such information without any breach by such third party of a duty of confidentiality to or for the benefit of the Company or by analysis by the Bank of nonconfidential information possessed by it. Disclosures made under this Agreement which are specific shall not be deemed to be within the foregoing exceptions merely because they are embraced by more general information possessed by the Bank which is not confidential information within the meaning of the preceding sentence.

          9.13.2 Each Bank shall designate a specific department or departments or specific representatives for receiving
Confidential Information.

          9.13.3  Each Bank severally agrees:

               a.  Not to make any use whatsoever of the
Confidential Information except in connection with present or future Loans to the Company or any of its Subsidiaries or Affiliates;

               b. Not to reveal any Confidential Information to any third parties, to any other divisions, departments, Affiliates, or subsidiaries of the Bank, or to any officer or employee of the Bank who does not have a direct need to know the Confidential Information in connection with present or future Loans to the Company or any of its Subsidiaries or Affiliates; and

               c. To file the Confidential Information in secure places which ensure restricted accessibility.

          9.13.4  Notwithstanding the provisions of Section
9.13.3 any Bank may disclose the Confidential Information, as required from time to time, in the following circumstances: (i) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Requirement of Law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agents, any Bank or their respective Affiliates may be party; (v) to the extent reasonably required in connection with the exercise of any remedy hereunder; (vi) to such Bank's independent auditors and other professional advisors; and (vii) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party with such Bank; provided that if any Bank is served with legal process which may require disclosure of Confidential Information it shall promptly notify the Company of such fact.

          9.13.5 The provisions hereof shall remain in effect for so long as this Agreement shall remain in effect plus a period of three years thereafter.

          9.13.6 Each Bank agrees that it will periodically sign a nondisclosure agreement reconfirming its obligations under this
Section 9.13.

     9.14 Interpretation. The following rules shall apply to the construction of this Agreement unless the context requires otherwise: (a) the singular includes the plural and the plural the singular; (b) words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending, or replacing the statute to which reference is made, and all regulations adopted and publications promulgated pursuant to such statutes; (d) references to "writing" include printing, photocopy, typing, lithography, and other means of reproducing words in a tangible, visible form; (e) the words "including," "includes," and "include" shall be deemed to be followed by the words "without limitation"; (f) references to sections (or subdivisions of sections), exhibits, appendices, annexes, or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not limited by the terms of this Agreement; and (h) references to Persons include their respective permitted successors and assigns.

     9.15 Entire Agreement. This Agreement embodies the entire Agreement and understanding among the Company, the Banks, and the Administrative Agents and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof, except for the fee letter between the Company and the Administrative Agents.

     9.16 Waiver of Jury Trial. Each of the Administrative Agents, the Banks, and the Company hereby knowingly, voluntarily, and intentionally waives any rights it may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with this Agreement. This provision is a material inducement for the Administrative Agents and the Banks entering into this Agreement.

     IN WITNESS WHEREOF the parties have caused this Agreement to be signed as of the date first set forth above.

                BOISE CASCADE CORPORATION



                By
                          Vice President and Treasurer



                Address for notices given manually, by
                mail, or by express delivery:

                Attention Treasurer
                One Jefferson Square
                Boise, Idaho 83702


                Address for notices given by telecopy:

                208/384-4920
                Attention Treasurer

DM40228A.FIN

                BANK OF AMERICA NATIONAL TRUST AND
                SAVINGS ASSOCIATION, AS DOMESTIC
                ADMINISTRATIVE AGENT



                By
                Title  Vice President


                Address for Notices:

                Bank of America National Trust and
                Savings Association
                Attention:  Shannon Collins
                Vice President
                1455 Market Street, 12th Floor
                San Francisco, CA 94103

                Telecopy No.:  415/622-4894


                NATIONAL WESTMINSTER BANK PLC, AS
                FOREIGN ADMINISTRATIVE AGENT
                Los Angeles Overseas Branch




                By
                Title  Vice President


                Address for Notices:

                National Westminster Bank Plc
                Los Angeles Overseas Branch
                Attention:  Michael E. Keating
                Senior Vice President
                400 South Hope Street, Suite 1000
                Los Angeles, CA 90071

                Telecopy No.:  213/623-6540

DM40228A.FIN

Commitment      Bank Name, Signature, and Address for
                Notices

$40,000,000.    ABN/AMRO BANK NV


                By
                Title


                By
                Title

                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  ABN Amro Bank NV
                          555 California Street
                          Suite 2750
                          San Francisco, CA 94104-1603
                Telecopy No.:  415/362-3524

                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  ABN Amro Bank NV
                          555 California Street
                          Suite 2750
                          San Francisco, CA 94104-1603
                Telecopy No.:  415/362-3524


Commitment      Bank Name, Signature, and Address for
                Notices

$47,500,000.    BANK OF AMERICA NATIONAL TRUST AND
                SAVINGS ASSOCIATION


                By
                Title

                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  Bank of America National Trust
                          and Savings Association
                          Attention:  Daryl Hurst
                          Account Administrator
                          1850 Gateway Boulevard
                          Concord, CA 94520-3281
                Telecopy No.:  510/675-7531

                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  Bank of America National Trust
                          and Savings Association
                          Attention:  Daryl Hurst
                          Account Administrator
                          1850 Gateway Boulevard
                          Concord, CA 94520-3281
                Telecopy No.:  510/675-7531


Commitment      Bank Name, Signature, and Address for
                Notices

$15,000,000     BANK OF MONTREAL



                By
                Title Director


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  Bank of Montreal
                          115 S. LaSalle Street, 11W
                          Chicago, Illinois 60603
                Phone No: 312/750-3738
                Fax No.:  315/750-4344



                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  Bank of Montreal
                          115 S. LaSalle Street, IIW
                          Chicago, Illinois 60603
                Phone No: 312/750-3738
                Fax No.:  315/750-4344


Commitment      Bank Name, Signature, and Address for
                Notices

$15,000,000     BARCLAYS BANK PLC



                By
                Title

                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  Barclays Bank Plc
                          222 Broadway
                          New York, NY  10038
                Phone No: 212/412-5876
                Telecopy No.:  212/412-4090


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  Barclays Bank Plc
                          222 Broadway
                          New York, NY  10038
                Phone No: 212/412-5876
                Telecopy No.:  212/412-4090


Commitment      Bank Name, Signature, and Address for
                Notices

$25,000,000     CIBC INC.


                By
                Title Vice President


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  CIBC Inc.
                          Two Paces Ferry Road
                          2727 Paces Ferry Road
                          Suite 1200
                          Atlanta, GA  30339
                Telecopy No.:  404/319-4950


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  CIBC Inc.
                          Two Paces Ferry Road
                          2727 Paces Ferry Road
                          Suite 1200
                          Atlanta, GA  30339
                Telecopy No.:  404/319-4950

Commitment      Bank Name, Signature, and Address for
                Notices

$25,000,000     THE CHASE MANHATTAN BANK, N.A.



                By
                Title Second Vice President


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  1 Chase Plaza
                          New York, NY 10081
                          Attn:  Loretta Fava
                Telephone:  212/552-7529
                Telecopy No.:  212/552-1477


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  1 Chase Plaza
                          New York, NY 10081
                          Attn:  Loretta Fava
                Telephone:  212/552-7529
                Telecopy No.:  212/552-1477


Commitment      Bank Name, Signature, and Address for
                Notices

$40,000,000     CHEMICAL BANK


                By
                Title Vice President


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  Chemical Bank
                          270 Park Avenue, 9th Floor
                          New York, NY 10017
                          Attn:  Abigail Garcia
                Telecopy No.:  212/270-2111


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  Chemical Bank
                          270 Park Avenue, 9th Floor
                          New York, NY 10017
                Telecopy No.:  212/270-1111


Commitment      Bank Name, Signature, and Address for
                Notices

$15,000,000     CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                By
                Title Authorized Signatory



                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  Credit Lyonnais Cayman Island
                          Branch
                          c/o Credit Lyonnais New York
                          Branch
                          Attention:  Rod Hurst
                          Vice President, Forest
                          Products Paper/Group
                          1301 Avenue of the Americas
                          New York, NY  10019
                Telecopy No.:  212/261-7368


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  Credit Lyonnais Cayman Island
                          Branch
                          c/o Credit Lyonnais New York
                          Branch
                          Attention:  Rod Hurst
                          Vice President, Forest
                          Products Paper Group
                          1301 Avenue of the Americas
                          New York, NY  10019
                Telecopy No.:  212/261-7368


Commitment      Bank Name, Signature, and Address for
                Notices

$40,000,000     CREDIT SUISSE



                By
                Title: Associate


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  800 Wilshire Boulevard
                          8th Floor
                          Los Angeles, CA  90017
                          Attn:  Maria Gaspara
                Telecopy No.:  213/955-8345


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  800 Wilshire Boulevard
                          8th Floor
                          Los Angeles, CA  90017
                          Attn:  Maria Gaspara
                Telecopy No.:  213/955-8345


Commitment      Bank Name, Signature, and Address for
                Notices

$15,000,000     FIRST BANK NATIONAL ASSOCIATION



                By
                Title: Vice President


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  First Bank Place, MPFP0704
                          601 Second Avenue South
                          Minneapolis, MN 55402-4302
                Telecopy No.:  612/973-0824


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  First Bank Place, MPFP0704
                          601 Second Avenue South
                          Minneapolis, MN 55402-4302
                Telecopy No.:  612/973-0824

Commitment      Bank Name, Signature, and Address for
                Notices

$15,000,000     FIRST INTERSTATE BANK OF OREGON N.A.


                By
                Title Vice President

                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  First Interstate Bank of
                          Oregon, N.A.
                          Oregon Corporate F19
                          Attn:  Patrik G. Norris, Vice
                          President
                          1300 S.W. Fifth Avenue
                          Portland, OR 97201
                Mailing
                Address:  P.O. Box 3131
                          Portland, OR 97208-3131
                Telecopy No.:  503/220-4896

                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  First Interstate Bank of
                          Oregon, N.A.
                          Oregon Corporate F19
                          Attn:  Patrik G. Norris, Vice
                          President
                          1300 S.W. Fifth Avenue
                          Portland, OR 97201
                Mailing
                Address:  P.O. Box 3131
                          Portland, OR 97208-3131
                Telecopy No.:  503/220-4896


Commitment      Bank Name, Signature, and Address for
                Notices

$10,000,000     FIRST SECURITY BANK OF IDAHO, N.A.


                By
                Title

                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  119 North Ninth Street
                          Boise, ID 83730
                Telecopy No.:  208/393-2472

                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  119 North Ninth Street
                          Boise, ID 83730
                Telecopy No.:  208/393-2472


Commitment      Bank Name, Signature, and Address for
                Notices

$15,000,000     THE INDUSTRIAL BANK OF JAPAN, LIMITED
                Los Angeles Agency



                By
                Title Vice President



                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  350 South Grand Avenue
                          Suite 1500
                          Los Angeles, CA  90071
                Telecopy No.:  213/488-9840

                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  350 South Grand Avenue
                          Suite 1500
                          Los Angeles, CA  90071
                Telecopy No.:  213/488-9840


Commitment      Bank Name, Signature, and Address for
                Notices

$15,000,000     THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
                Los Angeles Agency



                By
                Title Vice President


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  The Long-Term Credit Bank of
                          Japan, Ltd.,
                               Los Angeles Agency
                          444 S. Flower, Ste. 3700
                          Los Angeles, CA  90042
                          Attn:  Diane Huynh
                Telecopy No.:  213/626-1067


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  The Long-Term Credit Bank of
                          Japan, Ltd.,
                               Los Angeles Agency
                          444 S. Flower, Ste. 3700
                          Los Angeles, CA  90042
                          Attn:  Diane Huynh
                Telecopy No.:  213/626-1067


Commitment      Bank Name, Signature, and Address for
                Notices

$40,000,000     MELLON BANK, NATIONAL ASSOCIATION



                By
                Title


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  Three Mellon Bank Center
                          Room 2304
                          Pittsburgh, PA  15259-0003
                Telecopy No.:  412/234-5049


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  Three Mellon Bank Center
                          Room 2304
                          Pittsburgh, PA  15259-0003
                Telecopy No.:  412/234-5049


Commitment      Bank Name, Signature, and Address for
                Notices

$40,000,000     MORGAN GUARANTY TRUST COMPANY OF NEW
                YORK



                By
                Title

                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  c/o J. P. Morgan Services Inc.
                          500 Stanton Christiana Road
                          Newark, DE 19713-2107
                Telecopy No.:  302/634-1094
                               302/634-4222


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  c/o J. P. Morgan Services Inc.
                          500 Stanton Christiana Road
                          Newark, DE 19713-2107
                Telecopy No.:  302/634-1094
                               302/634-4222


Commitment      Bank Name, Signature, and Address for
                Notices

$47,500,000     NATIONAL WESTMINSTER BANK PLC


                By
                Title Vice President



                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  National Westminster Bank Plc
                          Los Angeles Overseas Branch
                          Attention:  Michael E. Keating
                          Senior Vice President
                          400 South Hope Street, Suite
                          1000
                          Los Angeles, CA 90071
                Telecopy No.:  213/623-6540


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  National Westminster Bank Plc
                          Los Angeles Overseas Branch
                          Attention:  Michael E. Keating
                          Senior Vice President
                          400 South Hope Street, Suite
                          1000
                          Los Angeles, CA 90071
                Telecopy No.:  213/623-6540

Commitment      Bank Name, Signature, and Address for
                Notices

$25,000,000     NATIONSBANK OF NORTH CAROLINA, N.A.


                By
                Title:  Senior Vice President


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:   100 N. Tryon Street
                           8th Floor
                           Charlotte, NC 28255
                Telecopy No.:   204 386-3271


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:   100 N. Tryon Street
                           8th Floor
                           Charlotte, NC 28255
                Telecopy No.:   204 386-3271


Commitment      Bank Name, Signature, and Address for
                Notices

$25,000,000     THE NORTHERN TRUST COMPANY



                By
                Title:  Vice President


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  50 S. LaSalle Street
                          Chicago, IL 60675-0002

                Telecopy No.: 312 630-1566


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  50 S. LaSalle Street
                          Chicago, IL 60675-0002

                Telecopy No.: 312 630-1566

Commitment      Bank Name, Signature, and Address for
                Notices

$25,000,000     ROYAL BANK OF CANADA



                By
                Title


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  Royal Bank of Canada Los
                          Angeles
                          Linda Swanston
                          Loans Administration
                          600 Wilshire Boulevard, Suite
                          800
                          Los Angeles, CA 90017
                Telephone:  212/858-7176
                Telecopy No.:  718/522-6292


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  Royal Bank of Canada Los
                          Angeles
                          Linda Swanston
                          Loans Administration
                          600 Wilshire Boulevard, Suite
                          800
                          Los Angeles, CA 90017
                Telephone:  212/858-7176
                Telecopy No.:  718/522-6292


Commitment      Bank Name, Signature, and Address for
                Notices

$15,000,000     SWISS BANK CORPORATION


                By
                Title Director, Merchant Banking

                By
                Title     Associate Director, Merchant
                          Banking

                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  Swiss Bank Corporation
                          101 California Street
                          Suite 1700
                          San Francisco, CA  94111-5884
                Telecopy No.:  415/956-3882


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  Swiss Bank Corporation
                          101 California Street
                          Suite 1700
                          San Francisco, CA  94111-5884
                Telecopy No.:  415/956-3882


Commitment      Bank Name, Signature, and Address for
                Notices

$25,000,000     TORONTO DOMINION BANK


                By
                Title


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  ____________________
                          ____________________
                          ____________________
                Telecopy No.:  ____________


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  ____________________
                          ____________________
                          ____________________
                Telecopy No.:  ____________


Commitment      Bank Name, Signature, and Address for
                Notices

$40,000,000     UNION BANK OF SWITZERLAND, LOS ANGELES
                BRANCH



                By
                Title


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  444 South Flower Street
                          Suite 4500
                          Los Angeles, CA 90071
                Telecopy No.:  213/489-0637


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  444 South Flower Street
                          Suite 4500
                          Los Angeles, CA 90071
                Telecopy No.:  213/489-0637


Commitment      Bank Name, Signature, and Address for
                Notices

$25,000,000     WACHOVIA BANK OF GEORGIA, NATIONAL
                ASSOCIATION



                By
                Title Senior Vice President


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  Wachovia Bank of Georgia, N.A.
                          191 Peachtree Street, N.E.
                          Atlanta, GA  30303
                Telecopy No.:  404/332-6898


                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  Wachovia Bank of Georgia, N.A.
                          191 Peachtree Street, N.E.
                          Atlanta, GA  30303
                Telecopy No.:  404/332-6898


Commitment      Bank Name, Signature, and Address for
                Notices

$10,000,000     WEST ONE BANK, IDAHO



                By
                          James W. Henken
                Title Vice President


                Domestic Lending Office (For Reference
                Rate Loans)

                Address:  101 South Capitol Blvd.
                          Boise, ID 83702
                Telecopy No.:  208/383-7563




                Eurodollar Lending Office (for LIBOR
                Rate Loans)

                Address:  101 South Capitol Blvd.
                          Boise, ID 83702
                Telecopy No.:  208/383-7563

                           SCHEDULE 1

                     FORM OF PROMISSORY NOTE
                                        San Francisco, California
$__________                                        April 15, 1994

     FOR VALUE RECEIVED, BOISE CASCADE CORPORATION, a Delaware corporation, promises to pay to the order of _________________ ____________________________________________ (the "Bank") at its
offices at ___________________________________________________
______________________________  the principal sum of _________
________________________________________  ($______________), or
so much thereof as shall have been advanced hereunder against and shall be outstanding in lawful money of the United States together with interest on said principal sum or the unpaid balance thereof from time to time outstanding at the Borrowing Rate as determined from time to time pursuant to the Boise Cascade Corporation 1994 Revolving Loan Agreement (the "Revolving Loan Agreement") dated as of April 15, 1994, between the Company and the Bank together with certain other banks and the Administrative Agents named therein.

     The Revolving Loan Agreement contemplates that the Company shall have the right to obtain a series of Loans from the Bank during a period beginning on the date hereof and ending on June 30, 1997. This Note is intended to evidence the aggregate principal amount of such Loans which may be from time to time outstanding as recorded on the schedule attached hereto. All accrued and unpaid interest owed in respect of each Loan shall be payable on the last day of the Interest Period or quarterly, whichever occurs earlier. Each Loan, together with all accrued and unpaid interest owed in respect thereof, shall be due and payable on the last day of the Interest Period applicable to such Loan. All sums owed pursuant to this Note must be paid in full on or before June 30, 1997. The Revolving Loan Agreement requires upon satisfaction of certain conditions precedent that the Bank must advance within the limits of its Commitment sufficient funds to refinance Loans evidenced hereby as they mature; failure of the Bank to so refinance Loans shall (provided such conditions precedent have been satisfied) provide a defense to the Company's obligations to pay the principal (but not the interest) owed in respect of such Loan when due to the extent and for so long as the aggregate principal amount of Loans outstanding under this Note is equal to or less than the amount of the Bank's Commitment.

     Payment of principal and interest owed pursuant to this Note may be accelerated in accordance with the provisions of the Agreement governing such acceleration. If any principal owed hereunder is not paid when due, it shall bear interest at a rate two percent above the Reference Rate from time to time in effect from the date on which payment of such principal was due to the date on which it is paid. The Company may, at its option, prepay all or any portion of the principal outstanding under this Note, but only on the terms and conditions set forth in the Revolving Loan Agreement.

     This Note is one of the Notes referred to in the Revolving
Loan Agreement and is subject in all respects to the terms and conditions thereof. Any term specifically defined in the Revolving Loan Agreement shall have the same meaning when used in this note.

     The amount, date, Interest Period and Borrowing Rate for each Loan made by the Bank, and each payment or prepayment made on account of the principal thereof or interest thereon, shall be recorded by the Bank on its books.

                              BOISE CASCADE CORPORATION


                              By____________________________
                                 Vice President and Treasurer

                           SCHEDULE 2

              Form of Opinion of Company's Counsel


April 15, 1994



Each of the Banks Which
Is a Party to the Boise
Cascade Corporation 1994
Revolving Loan Agreement

Ladies and Gentlemen:

I am Vice President and General Counsel of Boise Cascade Corporation ("the Company") and have held that position for a number of years. As such, I am familiar with the affairs of the Company and its Subsidiaries, including the state of corporate organization and business qualification of said corporations, and am familiar with corporate proceedings undertaken to authorize the Boise Cascade Corporation 1994 Revolving Loan Agreement dated as of April 15, 1994, among the Company, Bank of America National Trust and Savings Association, as Domestic Administrative Agent, National Westminster Bank Plc, as Foreign Administrative Agent and the financial institutions parties thereto (the "Loan Agreement"). In connection with the preparation of this opinion, I have reviewed such records of the Company and its Subsidiaries and made such inquiries of officers and employees of the Company and its Subsidiaries as I deemed necessary and prudent. All terms specifically defined in the Loan Agreement shall have the meaning assigned therein wherever they are used in this opinion.

On the basis of the foregoing, I am of the opinion that as of the date hereof:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of Delaware, and each Subsidiary is a corporation, duly organized and validly existing in good standing under the law of the state or nation of its incorporation.

     2. The Company now has, and did have, at all relevant times in the past, full power and authority to make and perform the Loan Agreement and the Notes. The Company and each Subsidiary have full power and authority to conduct their respective business as they are currently being conducted.

     3. The Company and each Subsidiary are duly qualified, in good standing, to conduct business in each jurisdiction where their respective ownership of property or the nature of the business transacted by them makes such qualification necessary.

     4.  The execution, delivery and performance of the Loan
Agreement and the Notes were duly authorized by all necessary corporate action by the Company.

     5. Subject to limitations as to enforceability which may result from bankruptcy, insolvency and other similar laws affecting creditors' rights generally, the obligations of the Company under the Loan Agreement and the Notes are legal, valid and binding obligations which are enforceable in accordance with their terms.

     6. There is no action, proceeding or investigation before any court or any governmental agency pending or, to the best of my knowledge, threatened, which, to the best of my knowledge, may result in any judgment, order, decree or liability having a Material Adverse Effect upon the business or condition, financial or other, of the Company, or of the Company and its Subsidiaries on a combined basis, and no judgment, decree or order has been issued against the Company which has or will have such an effect.

     7. Neither the execution and delivery of the Loan Agreement, the execution and delivery of the Notes nor the offering, issuance, performance and compliance with the terms of the Loan Agreement and the Notes conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, any applicable law, statute, rule or regulation or, to the best of my knowledge, any agreement, instrument, order, judgment or decree to which the Company or any of its Subsidiaries is subject.

     8. Borrowings in conformity with the Loan Agreement will be in compliance with Regulation U of the Board of Governors of the Federal Reserve System.

Sincerely yours,


__________________________________
John W. Holleran
Vice President and General Counsel

DM40228A.FIN